EXECUTION COPY

                               SECURITY AGREEMENT


                  This SECURITY AGREEMENT, dated as of June ___, 2002 (as the same may be amended, supplemented or otherwise modified from time to time, this "Agreement"), is made by RIVIERA HOLDINGS CORPORATION, a Nevada corporation ("RHC"), RIVIERA OPERATING COMPANY, a Nevada corporation ("ROC"), RIVIERA GAMING MANAGEMENT, INC., a Nevada corporation ("RGM"), RIVIERA GAMING MANAGEMENT OF COLORADO, INC., a Colorado corporation ("RGMC"), and RIVIERA BLACK HAWK, INC., a Colorado corporation ("RBH") (RHC, ROC, RGM, RGMC and RBH are each individually and collectively referred to herein as "Grantor"), in favor of THE BANK OF NEW YORK, having an office at 101 Barclay Street, Floor 8W, New York, New York, 10286, as trustee (in such capacity, together with its successors and assigns, the "Trustee") pursuant to the Indenture referred to below.

                                    RECITALS

                  A. RHC, ROC, RGM, RGMC and RBH and the Trustee are, contemporaneously with the execution and delivery of this Agreement, entering into that certain Indenture dated as of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which RHC is issuing its 11% Senior Secured Notes due 2010 (such notes, together with any notes issued in replacement thereof or in exchange therefor, the "Notes"), in the original aggregate principal amount of $215 ,000,000.

                  B. Grantor and one or more lenders may enter into a credit facility agreement pursuant to which Grantor may incur up to $30,000,000 of Indebtedness (the "Credit Facility") which may be secured by Liens on the Collateral. Upon execution and delivery of an intercreditor agreement in the form of Exhibit H attached to the Indenture (the "Intercreditor Agreement"), the Liens on the Collateral securing the Notes will be subordinated to the Liens securing up to $30,000,000 of Indebtedness under the Credit Facility.

                  C. It is a condition precedent to the purchase of the Notes that Grantor shall have executed and delivered this Agreement to the Trustee for itself and the ratable benefit of the holders from time to time of the Notes (the "Holders" and, together with the Trustee, the "Secured Parties") to secure the payment and performance of the Obligations (as hereinafter defined).

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the foregoing premises and in order to induce the Trustee to enter into the Indenture and to induce the Holders to purchase the Notes, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees, for the benefit of the Trustee and for the ratable benefit of the Holders as follows:

SECTION 1.        Definitions.

1.1      Defined Terms.
         -------------

(a) Capitalized terms used but not otherwise defined herein shall have the meanings given in the Indenture. Unless the context indicates otherwise or the terms are otherwise defined herein or in the Indenture, definitions in the UCC apply to words and phrases in this Agreement. The term "Grantor," as used with respect to any Person, includes without limitation, such Person, such Person's heirs, successors and assigns, such Person as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian or similar party appointed for such Person or all or substantially all of its assets under any law.

(b) The following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Fixtures, Instruments, Inventory and Proceeds.

(c)      The following terms shall have the following meanings:

                           "Collateral" has the meaning set forth in Section 2 hereof.

                           "Contracts" means (i) any and all contracts and agreements relating to gaming including without limitation, any agreement in which a Person does business with or on the premises of an entity licensed pursuant to applicable Gaming Laws and any resource or product used or useful in the business of Grantor, and (ii) any and all other contracts and agreements of Grantor, in each case as such may be amended, modified or otherwise supplemented from time to time, and in each case, including without limitation, (x) all rights to receive monies due and to become due to Grantor thereunder or in connection therewith, (y) all rights to damages arising out of or for breach or default in respect thereof, and (z) all rights to perform and exercise all remedies thereunder.

                           "Copyrights" means (i) all copyrights in all works, whether published or unpublished, registered or unregistered, all registrations and recordings thereof, and all applications in connection therewith, including without limitation, registrations, recordings and applications in the United States Copyright Office or in any other country, including without limitation, those listed on Exhibit C, and (ii) all renewals of the foregoing.

                           "Copyright License" means any and all agreements, whether written or oral, providing for the grant by or to Grantor of any right to reproduce, copy, publish or otherwise use any Copyright, including without limitation, the agreements set forth on Exhibit C, but excluding any such agreement that prohibits the granting of a security interest therein.

                           "Default  Rate"  shall have the  meaning set forth in
Section 6.15 hereof.

                           "Equipment" means "equipment" as defined in the Uniform Commercial Code in effect in the State of New York on the date hereof, including without limitation, all machinery (including without limitation, any and all equipment and machinery used for or in connection with maintaining and operating gaming facilities, lodging and restaurants), apparatus, implements, office machinery, computers, furniture, furnaces, conveyors, tools, parts, accessories, automobiles, trailers, tractors, trucks, forklifts, other motor vehicles and all other equipment of any kind or nature, wherever located, and all modifications, alterations, repairs, substitutions, additions and accessions thereto and all replacements and all other parts therefor.

                           "General Intangibles" means "general intangibles" as defined in the Uniform Commercial Code in effect in the State of New York on the date hereof, including without limitation, claims of Grantor in respect of litigation and claims for tax and other refunds from, inter alia, any city, county, state, or federal government or any agency or authority or other subdivision thereof.

                           "Governmental Authority" means any nation or government, any state, municipality or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board, Colorado Division of Gaming, the Colorado Limited Gaming Control Commission and any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Grantor or its Subsidiaries.

                           "Investment Property" means "investment property" as defined in the Uniform Commercial Code in effect in the State of New York on the date hereof.

                           "Intellectual Property" means, collectively, Copyrights, Patents, Trademarks, Trade Secrets and Licenses.

                           "Licenses" means, collectively, Copyright Licenses, Patent Licenses and Trademark Licenses.

                           "Material Adverse Effect" means a material adverse effect on (i) the business, operations, property, condition (financial or otherwise) of Grantor and its Subsidiaries, taken as a whole, (ii) the Collateral, or (iii) the validity or enforceability of (x) this Agreement, any of the Notes, the Indenture or any Collateral Document, or (y) the rights or remedies of the Trustee (or any other trustee) hereunder or thereunder.

                           "Obligations" has the meaning set forth in Section 3 hereof.

                           "Patents" means all patents and patent applications, and the inventions and improvements described and claimed therein, and patentable inventions and the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing, including without limitation, those set forth on Exhibit D.

                           "Patent Licenses" means any and all agreements, whether written or oral, providing for the grant by or to Grantor of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, those set forth on Exhibit D, but excluding any such agreement that prohibits the granting of a security interest therein.

                           "Stock Pledge and Security Agreement(s)" shall refer to those certain Stock Pledge and Security Agreements, dated as of even date herewith and between (i) RHC and the Trustee, (ii) ROC and the Trustee, (iii) RGM and the Trustee, and (iv) RGMC and the Trustee.

                           "Trademarks" means (i) all registered and unregistered trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, slogans and other source or business identifiers, and the goodwill and general intangibles associated therewith, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including without limitation, those set forth on Exhibit E, and (ii) all renewals of the foregoing.

                           "Trademark License" means any and all agreements, whether written or oral, providing for the grant by or to Grantor of any right to use any Trademark, including without limitation, those set forth on Exhibit E, but excluding any such agreement that prohibits the granting of a security interest therein.

                           "Trade Secret" means any proprietary technology, process or system which is owned or licensed by Grantor, including without limitation, manufacturing processes or methods, all formulae, processes, procedures, compounds, drawings, designs, blueprints, surveys, reports, manuals and operating standards relating to or used in the operation of each Grantor's business.

                           "Transaction  Documents"  has the  meaning  given  in
         Section 3.

                           "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York.

                           "Works" means any work which is or may be subject to copyright protection pursuant to Title 17 of the U.S. Code.

1.2      Other Definitional Provisions.
         -----------------------------

         (a) The words "hereof," "herein," "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection and Exhibit references are to this Agreement, unless otherwise specified.

         (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2.        Grant of Security Interest.

                  To the fullest extent permitted by applicable law, Grantor hereby grants, pledges, assigns and transfers to the Trustee, for the Trustee's individual benefit and the ratable benefit of the Holders, as security for the prompt and complete payment and performance when due (whether at stated maturity, upon redemption or required repurchase, by acceleration or otherwise) of all the Obligations of Grantor, a continuing first priority security interest in and lien on all of the right, title and interest of Grantor in, to and under the following property, in each case wherever located, whether now owned or at any time hereafter acquired by Grantor, whether now existing or hereafter coming into existence, or in which Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

(a)      all Accounts;

(b)      all Chattel Paper;

(c)      all Contracts;

(d)      all Documents;

(e)      all Equipment;

(f)      all Fixtures;

(g)      all General Intangibles;

(h)      all Instruments;

(i)      all Intellectual Property;

(j)      all Inventory;

(k)      all Investment Property;

(l) to the extent not otherwise included in the foregoing, all of Grantor's personal property, goods, furnishings, fixtures and equipment, supplies, building and other materials of every nature whatsoever and all other personal property, including, but not limited to, communication systems, visual and electronic security and surveillance systems and transportation systems and including all property and materials stored therein in which Grantor has an interest, and all tools, utensils, food and beverage, liquor, uniforms, linens, housekeeping and maintenance supplies, vehicles, fuel, advertising and promotional material, blueprints, surveys, plans and other documents relating to the real properties securing the Notes (the "Properties"), more particularly described on Exhibit A, all gaming and general equipment and devices which are or are to be installed and used in connection with the operation of the Properties, all computer equipment, calculators, adding machines, and gaming tables, video game and slot machines and any other electronic equipment, all furniture, fixtures, equipment, gaming equipment, appurtenances and personal property now or in the future contained in, used in connection with, attached to, or otherwise useful or convenient to the use, operation, or occupancy of, or placed on, but unattached to, any part of the Properties or the land upon which the Properties are located, including without limitation, all removable window and floor coverings, all furniture and furnishings, heating, lighting, plumbing, ventilating, air conditioning, refrigerating, incinerating and elevator and escalator plants, cooking facilities, vacuum cleaning systems, public address and communications systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, motors, machinery, pipes, appliances, equipment, fittings, fixtures, and building materials, together with all venetian blinds, shades, draperies, drapery and curtain rods, brackets, bulbs, cleaning apparatus, mirrors, lamps, ornaments, cooling apparatus and equipment, ranges and ovens, garbage disposals, dishwashers, mantels, and any and all such property which is at any time installed in affixed to or placed upon the land upon which the Properties are located, all fixtures for generating or distributing air, water, heat, electricity, light, fuel or refrigeration, or for ventilating or sanitary purposes, or for the exclusion of vermin or insects, or for the removal of dust, refuse or garbage, all specifically designed installations and furnishings, and all other personal property, furniture, fixtures and equipment of every nature used or located at each of the Properties;

(m) to the extent not otherwise included in the foregoing, all of Grantor's accounts and accounts receivable, including without limitation, all rights to payment for goods sold or leased or for services rendered which are not evidenced by an instrument or chattel paper, all other present or future rights for money due or to become due, all of Grantor's chattel paper, instruments, promissory notes (including without limitation, all inter-company notes), markers and general intangibles for money due or to become due of any kind, in each case whether now existing or hereafter arising and wherever arising and whether or not earned by performance, and all royalties, earnings, income, proceeds, products, rents, revenues, reversions, remainders, issues, profits, avails, and other benefits directly or indirectly derived or otherwise arising from any of the foregoing, other general intangibles, documents of title, warehouse receipts, leases, money, tax refund claims, partnership interests, indemnification and other similar claims and contract rights, permits and licenses, including without limitation, any licenses held or to be held by Grantor necessary to operate the Properties (including without limitation, licenses in favor of Grantor, franchises, variances, special permits, rulings, validations, exemptions, filings, registrations, authorizations, consents, approvals, waivers, orders, rights and agreements (including without limitation, options, option rights and contract rights) certificates, stock (including the capital stock listed on Exhibit B, attached hereto, any and all books, records, customer lists, concession agreements, supply or service contracts, documents, unearned premiums, rebates, deposits, refunds, including, but not limited to, income tax refunds, prepaid expenses, rebates, tax and insurance escrow and impound accounts, if any, and all rights in, to and under all, leases and other agreements or contracts relating to any of the foregoing or now or hereafter obtained by Grantor from any Person or from any Governmental Authority having or claiming jurisdiction over the Properties, and all things in action, rights represented by judgments, awards of damages, settlements and claims arising out of tort, warranty or contract (including without limitation, the right to assert and otherwise be the proper party of interest to commence, control, prosecute and/or settle such actions, whether as claims, counterclaims or otherwise, and whether involving matters arising from casualty, condemnation, indemnification, negligence, strict liability, other tort, contract, warranty or in any other manner), and all securities of any Subsidiary, whether now in existence or hereafter incorporated or formed;

(n) to the extent not otherwise included in the foregoing, all computer programs of Grantor and all intellectual property rights therein and all other proprietary information owned by Grantor, or in which Grantor has an interest, including, but not limited to, Trade Secrets;

(o) all of Grantor's right, title and interest in, and to and under any and all maps, plans, preliminary plans, specifications, surveys, studies, tests, reports, data and drawings relating to the development of the Properties, including without limitation, all marketing plans, feasibility studies, soils tests, design contracts and all contracts and agreements of Grantor relating thereto including, without limitation, architectural, structural, mechanical and engineering plans and specifications, studies, data and drawings prepared for or relating to the development of the Properties or the renovation or restoration of the Properties, each as finalized, amended, supplemented or otherwise modified from time to time, or the extraction of minerals, sand, gravel or other valuable substances from the land upon which the Properties are located and purchase contracts or any agreement granting Grantor a right to acquire any land;

(p) to the extent not otherwise included in the foregoing: (i) all other rights to the payment of money, including subsidy, reserve and deficiency payments, rents (including room rents) and other sums payable to Grantor under leases, rental agreements and insurance proceeds; (ii) all books, ledgers, files, correspondence, credit files, records, invoices, bills of lading, and other documents relating to any of the foregoing, including without limitation, all tapes, cards, disks, computer software, computer runs, and other papers and documents in the possession or control of Grantor or any computer bureau from time to time acting for Grantor; (iii) all rights and rights to use or access any resource or product used or useful in the business of Grantor; and (iv) all accessions and additions to, parts and appurtenances of, substitutions for and replacements of any of the foregoing; and

(q)  to the  extent  not  otherwise  included  in the  foregoing,  all Net  Loss
     Proceeds,  Net  Proceeds,  Proceeds  and  products  of any  and  all of the foregoing and all collateral security, guarantees and other credit enhancements given by any person with respect to any of the foregoing, and in any event, including without limitation, any and all: (i) proceeds of any insurance (including without limitation, all Net Insurance Proceeds), surety bonds, tax and other refunds (including, without limitation, any city, county, state, or federal government or any agency or authority or other subdivision thereof), indemnity, warranty or guarantee payable to the Trustee or to Grantor from time to time with respect to any of the Collateral; (ii) payments (in any form whatsoever) made or due and payable to Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of a Governmental Authority); (iii) payments made or due and payable to Grantor in respect of litigation and other claims; (iv) products of the Collateral; (v) subject to the provisions and limitations contained in the

     Indenture, whatever is now or hereafter receivable or received by Grantor upon the sale, exchange, collection or other disposition of any item of Collateral, whether voluntary or involuntary including, without limitation, the proceeds of a permitted Asset Sale in accordance with the Indenture;
     (vi) to the extent permitted by law, whatever is now or hereafter receivable or received by Grantor upon the sale, exchange, collection or other disposition of any Gaming License, regardless of whether such Gaming License is Collateral or an Excluded Asset; and (vii) other amounts from time to time paid or payable under or in connection with any of the Collateral.

                  Notwithstanding  the  foregoing,  the grant  contained in this
Section 2 is subject to the Intercreditor Agreement (if any) and the Collateral shall not include any of the following assets (the "Excluded Assets"): (i) Gaming Licenses and Liquor Licenses, (ii) any other governmental approval or permit to the extent that, under the terms and conditions of such approval or under applicable law, it cannot be subjected to a Lien in favor of the Trustee without the approval of the relevant Governmental Authority, but only to the extent that such approval has not been obtained; (iii) any Collateral that is exclusively subject to any agreement with a third party that, pursuant to its terms, prohibits the grant of a lien on such Collateral; provided that the Grantor of such Collateral shall use its reasonable best efforts to obtain such third party's consent to assignment of all such agreements; (iv) FF&E (as defined in that certain Deed of Trust, Assignment of Rents, Leases, Fixture Filing and Security Agreement, dated as of even date herewith, among RHC as trustor, Nevada Title Company as trustee and Trustee) to the extent financed or refinanced by, or the proceeds of, an FF&E Financing to the extent that (A) the purchase or lease of such FF&E was not financed with the proceeds of the Notes but with the proceeds of an FF&E Financing and (B) the Grantor is permitted to enter into or maintain such FF&E Financing for such FF&E under the Indenture; and (v) any Collateral sold pursuant to a sale and leaseback transaction permitted under the Indenture, but will include the Grantor's leasehold interest in such property; provided that the Trustee shall, if requested by Grantor, execute and deliver, at such Grantor's sole expense, any instruments reasonably necessary or appropriate to release the lien of this Agreement with respect to or otherwise confirm that the lien of this Agreement does not apply to any of such Excluded Assets; provided further that any such FF&E Financing shall encumber only that FF&E specifically subject to such FF&E Financing; and provided further that any such Excluded Asset now or hereafter acquired by Grantor shall automatically become part of the Collateral when and to the extent it may subsequently be made subject to such a lien and/or such approval is obtained and/or such FF&E Financing has been repaid, satisfied or terminated (as applicable) and/or such Collateral sold pursuant to a sale and leaseback transaction has been released;(vi) any and all assets of any Person designated as an Unrestricted Subsidiary; and (vii) the Six Acre Tracts and any improvements thereon to the extent the same is contributed to an Unrestricted Subsidiary of RHC as permitted by the Indenture.

SECTION 3.        Obligations.

                  This Agreement secures with respect to Grantor, and the Collateral of Grantor is collateral security for, the payment and performance in full when due (whether at stated maturity, upon redemption or required repurchase, by acceleration or otherwise) of all obligations of every type and nature of Grantor to the Trustee, any other trustee under the Deed of Trust, or any Holder (including without limitation, any and all amounts which may at any time be or become due and payable and any and all interest accruing after the

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

maturity of the Notes and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Grantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and interest, to the extent permitted by law, on the unpaid interest), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of or in connection with the Indenture, the Notes, this Agreement, the other Collateral Documents or any other document made, delivered or given by Grantor in connection with any of the foregoing (collectively, the "Transaction Documents"), in each case whether on account of principal, premium, interest, fees, Liquidated Damages, indemnities, costs, expenses or otherwise (including without limitation, all reasonable fees and disbursements of counsel (including without limitation, in-house counsel) to the Trustee or to the Holders that are required to be paid by Grantor pursuant to the terms of the Indenture, the Notes, this Agreement or any other Transaction Document) (the foregoing, collectively, the "Obligations").

SECTION 4.        Special Provisions Relating to Contracts.

4.1 Grantor Remains Liable under Contracts. Anything herein to the contrary notwithstanding, Grantor shall remain liable under each of the Contracts to which it is a party to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms and provisions of each such Contract, except as otherwise provided herein. Neither the Trustee (nor any other trustee under the Deed of Trust) nor any Holder shall have any obligation or liability under any such Contract by reason of or arising out of this Agreement or the receipt by the Trustee (or any such other trustee) or any such Holder of any payment relating to any such Contract pursuant hereto, nor shall the Trustee (or any such other trustee) or any Holder be obligated in any manner to perform any of the obligations of Grantor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

4.2 Communication with Contracting Parties. The Trustee, in its own name or in the name of others, may, (i) after the occurrence and continuance of an Event of Default, (ii) with the prior written consent of Grantor (which shall not be unreasonably withheld or delayed) or (iii) as otherwise permitted under the Collateral Documents, communicate with parties to the Contracts to verify with them to the Trustee's satisfaction the existence, amount and terms of any Contract.

SECTION 5.      Maintenance of Perfected Security Interests; Further Assurances.

5.1 Perfection Maintenance. Grantor agrees that it shall maintain the security interests created by this Agreement as perfected first priority security interests, except with respect to (i) Permitted Liens and (ii) Collateral exclusively subject to a certificate of title statute and listed on Schedule A hereto, and shall defend such security interests against the claims and demands of all Persons whomsoever.

5.2 Further Assurances. At the Trustee's request, Grantor agrees that at any time and from time to time, at the sole cost and expense of Grantor, Grantor shall promptly, and in any event, in no less than ten (10) days, deliver and, where applicable, file all further instruments and documents, including without limitation, all financing, continuation or amendment statements under the Uniform Commercial Code in effect in any applicable jurisdiction with respect to the security interests created hereby, and take all further action that may be necessary or that the Trustee may reasonably request for the purpose of obtaining, maintaining or preserving the full benefits of this Agreement and the rights and powers herein granted, or for the purpose of creating, preserving, perfecting or otherwise protecting the liens and security interests created or purported to be created hereby and the priority thereof. Without limiting Grantor's obligation to make such filings, Grantor hereby authorizes the Trustee (subject to the following sentence) to take all action which the Trustee may deem necessary or desirable to perfect or otherwise protect the liens and security interests created or purported to be created hereunder and to obtain the benefits of this Agreement. Subject to the Trustee's obligations under the Indenture during the continuance of an Event of Default, the Trustee shall not be responsible for perfecting or maintaining the perfection of any security interest granted to it under this Agreement or for filing, refiling, recording or re-recording any document, financing statement, notice or instrument in any public office at any time or times and shall not be responsible for seeing to the provision of insurance on or the payment of any taxes with respect to any property subject to this Agreement. In accordance with the Indenture, in the event of an Asset Sale or an Event of Loss, the Net Proceeds or the Net Loss Proceeds thereof shall be deposited into an account, if reasonably requested, in which, at the time of such deposit, the Trustee shall have a perfected first priority security interest and in respect of which account the Trustee shall have received an Opinion of Counsel to Grantor, in form and substance satisfactory to the Trustee, stating that the Trustee has a perfected first priority security interest in such account.

SECTION 6.        Representations, Warranties and Covenants.

                  Grantor hereby represents and warrants to, and covenants and agrees with, the Trustee (for the benefit of the Trustee and the ratable benefit of the Holders), as follows:

6.1 Title; No Other Liens. Grantor is as of the date hereof and, as to Collateral acquired by it from time to time after the date hereof, Grantor shall be, the owner of each item of Collateral of Grantor (or in the case of Collateral held by Grantor as lessee under a lease or licensee under a license, Grantor has and will have a valid and subsisting leasehold interest or license, as applicable, in such Collateral), in each case free and clear from any and all Liens, claims or other right, title or interest of any Person other than Permitted Liens. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except (a) financing statements related to Permitted Liens and (b) financing statements which have been filed in favor of the Secured Parties pursuant to this Agreement. Without the prior written consent of the Trustee or as otherwise expressly permitted by the Indenture, Grantor will not in any way encumber, or hypothecate, or create or permit to exist, any lien, security interest, charge or encumbrance or adverse claim upon or other interest in the collateral, except for Permitted Liens, including without limitation, encumbrances permitted by the Indenture and the liens created by this Agreement, and Grantor will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein (other than holders of Permitted Liens), except as expressly provided herein. Grantor will not permit any notices of Lien to exist or be on file in any public office with respect to all or any portion of the Collateral except, in each case, for notices of Lien of holders of Permitted Liens or except as may have been filed by or for the benefit of the Secured Parties relating to this Agreement or the other Transaction Documents. Grantor shall promptly notify the Trustee of any attachment or other legal process levied against any of the Collateral and any information received by Grantor relative to the Collateral, which may in any material way affect the value of the Collateral or the rights and remedies of the Secured Parties in respect thereof. Except as expressly permitted by the Indenture, Grantor will pay and discharge all taxes, assessments and governmental charges or levies against the Collateral prior to delinquency thereof and will keep the Collateral free of all unpaid claims and charges (including claims for labor, materials and supplies) whatsoever.

6.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) constitute perfected security interests in the Collateral in favor of the Trustee, as collateral security for the Obligations (other than Collateral exclusively subject to a certificate of title statute and listed on Schedule A hereto), and (b) are prior to all other Liens on the Collateral in existence on the date hereof, other than Permitted Liens.

6.3 Necessary Filings. The filings, registrations and recordings described on Schedule B hereto constitute the only filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interests granted by Grantor to the Trustee pursuant to this Agreement in respect of the Collateral. All such filings, registrations and recordings have been accomplished as of the date hereof.

6.4 Other Financing Statements. Grantor shall not execute or authorize or permit to be filed in any public office or elsewhere any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) relating to the Collateral, except financing statements filed or to be filed (a) in respect of Permitted Liens and (b) in favor of the Secured Parties pursuant to this Agreement.

6.5 Chief Executive Office; Location of Collateral and Records. Grantor's chief executive office is located at the address set forth for Grantor on Schedule C. Grantor represents and warrants that it has no place of business, offices where Grantor's books of account and records are kept, or places where the Collateral is used, stored or located, and all Collateral is in its sole possession and control, except (i) as set forth on Schedule C hereto, and (ii) except as set forth in Section 6.9. Grantor further covenants that it will not store, use or locate any of the Collateral at any place other than as set forth on Schedule C (or, upon forty-five (45) days' prior written notice to the Trustee, at such other location in a jurisdiction where all action required by Sections 5 and 6.6 (if applicable) shall have been taken).

6.6 Changes in Locations, Name, etc. Grantor represents and warrants that it currently uses no business or trade names, except as set forth on Schedule C hereto. Grantor shall not (a) change the location of its chief executive office from that specified in Schedule C, (b) change its name, identity or corporate structure or (c) change the location where it maintains its books and records from the addresses set forth on Schedule C, unless (i) it shall have given the Trustee not less than forty-five (45) days' prior written notice of its intention to do so, clearly describing such new location, name, identity or corporate structure and providing such other information in connection therewith as the Trustee may reasonably request, and (ii) with respect to such new location, name, identity or corporate structure, Grantor shall have taken all action which is necessary or appropriate or which is reasonably requested by the Trustee to maintain the perfection and proof of the security interest of the Trustee for the benefit of the Secured Parties in the Collateral intended to be granted hereby and shall have delivered to the Trustee an Officer's Certificate as to compliance with this clause (ii).

6.7 Delivery of Instruments, Investment Property and Chattel Paper. If any amount payable under or in connection with any of the Collateral, or any Collateral itself, shall be or become evidenced by any Instrument, Investment Property or Chattel Paper, such Instrument, Investment Property or Chattel Paper shall be promptly delivered to the Trustee, duly endorsed in a manner satisfactory to the Trustee, to be held as Collateral pursuant to this Agreement (except as otherwise specifically provided in the Stock Pledge and Security Agreements).

6.8 Information and Inspection. Upon reasonable notice to Grantor, Grantor shall
(a) allow the Trustee to inspect and copy all records relating to the Collateral and the Obligations and (b) furnish to the Trustee such information as the Trustee may reasonably request from time to time with respect to the Collateral, any distributions thereon and any proceeds thereof.

6.9 Location of Equipment. All Equipment held on the date hereof by Grantor is located at one of the locations shown for Grantor on Schedule C. All Equipment now held or subsequently acquired by Grantor shall be kept at one or more of the locations shown for Grantor on Schedule C hereto, or such new location as Grantor may establish if (a) it shall have given to the Trustee at least forty-five (45) days' prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Trustee may reasonably request, and (b) with respect to such new location, Grantor shall have taken all action which is necessary or appropriate or which is reasonably requested by the Trustee to maintain the perfection and priority of the security interest of the Trustee for the benefit of the Secured Parties in the Collateral granted or purported to be granted hereby and shall have delivered to the Trustee an Officer's Certificate as to compliance with this clause (b). Schedule A contains a true, complete and correct listing of all of the motor vehicles and other Equipment of Grantor subject to a certificate of title statute in any jurisdiction and the jurisdiction in which such Collateral is subject to a certificate of title statute.

6.10     Copyrights, Patents and Trademarks.
         ----------------------------------

(a) (i) Exhibit C contains a list of all registrations and applications for Copyrights owned by Grantor in its own name on the date hereof; (ii) Exhibit D contains a list of all registrations and applications for Patents owned by Grantor in its own name on the date hereof; (iii) Exhibit E contains a list of all registrations and applications for Trademarks owned by Grantor in its own name on the date hereof; (iv) Exhibit F contains a list of each Copyright License, Patent License and Trademark License to which Grantor is a party; (v) each Copyright, Patent and Trademark set forth on Exhibit C, Exhibit D, and Exhibit E is on the date hereof valid, subsisting, unexpired, enforceable and has not been cancelled or abandoned;
     (vi) except as set forth in any of Exhibit C, Exhibit D or Exhibit E, none of such Copyrights, Patents and Trademarks set forth therein is on the date hereof the subject of any licensing or franchise agreement pursuant to which Grantor is the licensor or franchisor (except as set forth on Exhibit
     F); (vii) to the best of Grantor's knowledge after due inquiry, no holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Copyright, Patent or Trademark in any respect that could reasonably be expected to have a
     Material Adverse Effect; and (viii) to the best of Grantor's knowledge after due inquiry, no action or proceeding is pending on the date hereof
     (x) seeking to limit, cancel or question the validity of any Copyright, Patent or Trademark, or (y) which, if adversely determined, could reasonably be expected have a Material Adverse Effect on the value of any Copyright, Patent or Trademark.

(b) Grantor (either itself or through licensees or sublicensees) will (i) continue to use each material Trademark to the extent it has rights to such Trademark on each and every trademark class of goods or services applicable to its current line as reflected in its current catalogs, brochures and price lists, if any, in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ each material Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Trustee, for the ratable benefit of the Holders, shall obtain a perfected first priority security interest in such mark pursuant to this Agreement, and (v) not do (and not permit any licensee or sublicensee thereof to do) any act or knowingly omit to do any act whereby such Trademark may reasonably be expected to become invalidated unless the Grantor determines in its prudent business judgment that such Trademark is no longer useful in the operation of its business.

(c) Grantor will not do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated if such abandonment or dedication could reasonably be expected have a Material Adverse Effect.

(d) Grantor will notify the Trustee immediately if it knows, or has reason to know, that any application or registration relating to any material Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding Grantor's ownership of any Patent or Trademark material to the business of Grantor or its right to register the same or to keep and maintain the same and of any action Grantor is taking in respect of such event.

(e) Whenever Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, Grantor shall report such filing to the Trustee within thirty (30) days after the last day of the fiscal quarter in which such filing occurs. Grantor shall execute and deliver any and all agreements, instruments, documents, and papers as may be necessary or appropriate or as the Trustee may reasonably request to evidence, perfect and/or maintain the perfection of the Trustee's and the Holders' security interest in any Patent or Trademark and the goodwill and general intangibles of Grantor relating thereto or represented thereby and shall deliver to the Trustee an Officer's Certificate as to compliance with this subparagraph (e).

(f) Consistent with Grantor's reasonable business judgment, Grantor will take all reasonable and necessary steps, including without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, as applicable, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Patents and Trademarks material to the business of Grantor, including without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability and, as to Patents, the payment of maintenance fees, except where the failure to take such action could not have a Material Adverse Effect.

(g) In the event that any Patent or Trademark is infringed, misappropriated or diluted by a third party, which infringement, misappropriation or dilution could reasonably be expected to have a Material Adverse Effect, Grantor shall upon receipt of knowledge of such infringement, misappropriation or dilution, promptly (i) take such actions as Grantor shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark and
     (ii) if such Patent or Trademark is of material economic value, promptly notify the Trustee after it learns thereof and, consistent with Grantor's reasonable business judgment, sue for infringement, misappropriation or dilution, seek injunctive relief where appropriate and recover any and all damages for such infringement, misappropriation or dilution.

(h) Grantor (either itself or through licensees or sublicensees) will (i) employ the appropriate notice of copyright for each published Work subject to copyright protection to the extent necessary to protect the Copyright relating to such Work and (ii) not do (and not permit any licensee or sublicensee thereof to do) any act or knowingly omit to do any act whereby any material Copyright may become invalidated, except where the failure to take any such action could not reasonably be expected to have a Material Adverse Effect.

(i) Grantor will not (either itself or through licensees) do any act, or omit to do any act, whereby any material Copyright may reasonably be expected to become injected into the public domain, except where the failure to take any such action could not reasonably be expected to have a Material Adverse Effect.

(j) Grantor will notify the Trustee immediately if it knows, or has reason to know, that any Copyright may become injected into the public domain or of any adverse determination or development (including without limitation, the institution of, or any such determination or development in, any proceeding in any court or tribunal in any country) regarding Grantor's ownership of any such Copyright or its validity and of any action Grantor is taking in respect of such event.

(k) Whenever Grantor, either by itself or through any agent, employee licensee, sublicensee or designee, shall file an application for the registration of any Copyright with the United States Copyright Office or any similar office in any other country or political subdivision thereof, Grantor shall report such filing to the Trustee within thirty (30) days after the last day of the fiscal quarter in which such filing occurs. Grantor shall execute and deliver any and all agreements, instruments, documents and papers and make such recordings and filings as shall be necessary or appropriate or as the Trustee reasonably may request to evidence, perfect and/or maintain the perfection of the Trustee's and the Holders' security interest in such Copyright and shall deliver to the Trustee an Officer's Certificate as to compliance with this subparagraph (k).

(l) Consistent with the Grantor's reasonable business judgment, Grantor will take all reasonable and necessary steps in accordance with its reasonable business judgment to maintain and pursue each application (and to obtain the relevant registration) and to maintain to the extent permitted by law each registration of each material Copyright owned by Grantor including without limitation, filing of applications for renewal, where necessary.

(m) Grantor will promptly notify the Trustee of any material infringement of any Copyright owned by it of which Grantor becomes aware and which infringement could reasonably be expected to have a Material Adverse Effect, and Grantor shall upon receipt of knowledge of such infringement take all actions it reasonably deems appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit or the settling of actual or potential suits for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.

6.11 Due Authorization, Enforceability. Grantor has the requisite power, authority and legal right to grant a security interest in all the Collateral of Grantor pursuant to this Agreement, and this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of Grantor, enforceable against Grantor in accordance with its terms. Each Contract to which Grantor is a party is in full force and effect and constitutes a valid and legally enforceable obligation of Grantor, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (whether considered in a proceeding in equity or at law).

6.12 No Consents. Except for the filings, registrations and recordings contemplated in Section 6.3 and except for the prior approval of the Nevada State Gaming Control Board required before any sale, transfer or other disposition of any Collateral consisting of slot machines or other devices, no consent of any Person (including without limitation, any stockholders or creditors of Grantor) and no consent, authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required (a) for the grant by Grantor of a security interest in the Collateral pursuant to this Agreement, (b) for the perfection or maintenance of such security interest created hereby, including the first priority nature of such security interest, or the exercise of rights and remedies provided for herein, (c) for the enforceability of such security interest against third parties, including judgment lien creditors, (d) for the authorization, execution, delivery or performance of this Agreement by Grantor, or (e) for the exercise by the Trustee of the remedies in respect of the Collateral pursuant to this Agreement.

6.13 Collateral. All information set forth herein (including without limitation, the information set forth in the Schedules and Exhibits annexed hereto, as they may be amended from time to time) relating to the Collateral is accurate and complete in all material respects.

6.14 Ownership and Control of Collateral. Except as may otherwise be permitted by the Indenture, Grantor at all times will be the sole legal and beneficial owner or lessee of the Collateral of Grantor.

6.15     [Intentionally Omitted].

6.16     Representations Regarding Contracts.
         -----------------------------------

(a) Each Contract to which Grantor is a party is in full force and effect and constitutes a valid and legally enforceable obligation of Grantor, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (whether considered in a proceeding in equity or at law).

(b) Except as could not reasonably be expected to have a Material Adverse Effect, Grantor or (to the best of Grantor's knowledge) any other party to any Contract to which Grantor is a party is not in default in the performance or observance of any of the terms thereof and Grantor is not aware of any fact that, with notice or lapse of time, could reasonably be expected to result in such a default.

(c) Except as could not reasonably be expected to have a Material Adverse Effect, Grantor has fully performed all of its obligations required as of the date hereof under each Contract to which Grantor is a party.

(d) No defense, offset, counterclaim or claim which could reasonably be expected to (i) materially adversely affect the value of the Contract to which it relates as Collateral or (ii) otherwise have a Material Adverse Effect has been asserted or alleged against Grantor as to any Contract to which Grantor is a party.

(e) No amount constituting Collateral and payable to Grantor under or in connection with any Contract to which Grantor is a party is evidenced by any Instrument, Chattel Paper or Investment Property which has not been delivered to the Trustee.

(f) None of the parties to any Contract is a Governmental Authority except as set forth on Schedule D.

6.17     Covenants Regarding Contracts.
         -----------------------------

(a) Except as expressly permitted by the Indenture or any other Collateral Document, Grantor shall not amend, modify, terminate or waive any provision of any Contract to which Grantor is a party in any manner which could reasonably be expected to materially adversely affect the value of such Contract as Collateral or which could otherwise reasonably be expected to have a Material Adverse Effect; provided that, Grantor may replace a Contract (the "Initial Contract") so long as the contract entered into to replace the Initial Contract (the "Replacement Contract") is subject to the security interest created by this Agreement.

(b) Except as expressly permitted by the Indenture or any other Collateral Document, Grantor shall deliver to the Trustee a copy of each material demand, notice of default or other written material notification received by it relating in any way to any material Contract to which Grantor is a party.

(c) Except as expressly permitted in the Indenture, in any suit, proceeding or action brought by or on behalf of the Trustee under any Contract to which Grantor is a party which the Trustee is entitled to bring after an Event of Default has occurred, Grantor will defend, save, indemnify and keep the Trustee and the Holders harmless from and against any and all expenses, losses, claims, liabilities and damages, as incurred, suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the obligor thereunder, arising out of a breach by Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from Grantor; provided that the indemnity provided under this Section 6.17(e) shall not apply to the extent such liability arises from the gross negligence or willful misconduct of the Trustee or Holders.

6.18 Further Actions and Identification of Collateral. At any time upon the occurrence of an Event of Default, or otherwise no more than two times in any twelve-month period, Grantor shall, at its sole cost and expense, make, execute, endorse, acknowledge, file and/or deliver to the Trustee from time to time such lists, descriptions and designations of the Collateral of Grantor, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices and schedules relating to the Collateral of Grantor, as the Trustee may reasonably request, all in reasonable detail. Grantor will promptly notify the Trustee in writing of any event, or change of law, regulation, business practice, or business condition of which Grantor has knowledge that could reasonably be expected to materially adversely affect the value of the Collateral.

6.19 Records of Collateral; Notation on Books and Records. Grantor shall keep full and accurate books and records relating to the Collateral of Grantor, and stamp or otherwise mark such books and records in such manner as may be necessary or as the Trustee may reasonably require in order to reflect the security interests granted by this Agreement.

6.20 Notices. Grantor shall promptly notify the Trustee, in reasonable detail, of any Lien (other than security interests created hereby or Permitted Liens) or any attachment or other legal process levied against any of the Collateral and any information received by the Grantor relative to the Collateral, which may in any material way affect the value of the Collateral or the rights and remedies of the Secured Parties in respect thereof.

6.21 Collateral Maintenance. Grantor shall keep and maintain the Collateral in good operating condition, working order and repair, ordinary wear and tear excepted, and from time to time will make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable toward such end. Grantor shall not misuse or abuse the Collateral, or waste or allow it to deteriorate, except for the ordinary wear and tear of its normal and expected use in Grantor's business in accordance with Grantor's policies as then in effect (provided that no changes are made to Grantor's policies as in effect on the date hereof that would be materially adverse to the interests of any of the Secured Parties), and Grantor shall comply with all laws, statutes and regulations pertaining to the use or ownership of the Collateral where failure to comply could reasonably be expected to result in a Material Adverse Effect.

6.22 After-Acquired Intellectual Property. If Grantor shall (a) obtain any ownership rights to any new invention (whether or not patentable), know-how, trade secret, design, process, procedure, formula, diagnostic test, service mark, trademark, trademark registration, trade name, copyright or license, or
(b) become entitled to the benefit of any patent, service mark or trademark application, trademark, trademark registration, license renewal, copyright renewal or extension, or patent for any reissue, division, continuation, renewal extension, or continuation-in-part of any patent or any improvement on any patent, excluding as to (a) and (b) any right, interest or benefit received by Grantor which by the terms of any agreement exclusively conferring such right, interest or benefit prohibits the granting by Grantor of a security interest therein, the provisions of this Agreement shall automatically apply thereto and any item enumerated in clause (a) or (b) of this sentence shall automatically constitute Collateral and shall be subject to the assignment, lien and security interest created hereby without further action by any party. Grantor promptly shall (i) give to the Trustee written notice of its acquisition of or entitlement to any of the rights subject to federal registration set forth in clauses (a) or (b) of the immediately preceding sentence and (ii) confirm the attachment of the lien and security interest created hereby to any of such rights by execution of an appropriate instrument delivered to the Trustee and/or to make such recordings and filings as may be necessary or appropriate or as the Trustee may reasonably request to evidence, confirm, perfect and/or maintain the perfection of such security interest, including without limitation, an amendment to Exhibits C, D, E and F (as applicable) to include any such rights and appropriate filings with the applicable federal office.

6.23 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of Grantor, threatened by or against Grantor or against any of its properties or revenues with respect to any of the Collateral Documents or any of the transactions contemplated thereby.

6.24 Insurance. Grantor maintains insurance covering the Collateral, including all insurance required by the Indenture. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect Grantor and its business. Grantor has not received any notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. As of the date hereof, all such insurance is in full force and all accrued premiums with respect thereto have been paid.

SECTION 7.        Special Provisions Relating to Intellectual Property.

7.1 Modifications. Grantor and the Trustee may modify this Agreement, without the consent of Holders, by amending Exhibits C, D, E and/or F to include any future Intellectual Property of Grantor in accordance with Section 6.10 or
Section 6.22 or to reflect any disposition of Intellectual Property made in compliance with the provisions of this Agreement and the Indenture.

7.2 Applications. Except in the ordinary course of business consistent with prudent business practice or as Grantor, in its reasonable business judgment, deems appropriate or as may otherwise be permitted by the Indenture, Grantor shall not abandon any registration of any Intellectual Property or any right to file an application with respect to Intellectual Property or any pending application, unless refused by the Patent and Trademark Office Examiner where such abandonment, in each case, could reasonably be expected to have a Material Adverse Effect, without the prior written consent of the Trustee.

7.3 Restriction on Licensing Intellectual Property. Grantor shall not license the Intellectual Property or any portion thereof, or amend or permit the amendment of any of the Licenses, in either case in a manner that adversely affects the right to receive any material amount of payments thereunder or, except as otherwise permitted under the Indenture, in any manner materially adverse to the interests of the Trustee in the Intellectual Property, in each case without the prior written consent of the Trustee.

7.4 Use of Intellectual  Property Prior to Event of Default.  Subject to Section
7.3 but notwithstanding any other provision herein to the contrary, so long as no Event of Default shall have occurred and be continuing, Grantor shall be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take any other actions with respect to the Intellectual Property in the ordinary course of the business of Grantor or in the exercise of Grantor's reasonable business judgment. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing, the Trustee shall, from time to time upon the request of Grantor, execute and deliver to Grantor any instruments, certificates or other documents, in the form so requested, which Grantor shall have certified are appropriate to allow Grantor to take any action permitted above (including relinquishment of the license provided as to any specific Intellectual Property).

SECTION 8.        Transfers and Other Liens.

                  Except as permitted by the Indenture, Grantor shall not sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral. Grantor shall not create or permit to exist any Lien upon or with respect to any of the Collateral other than Permitted Liens or Liens in favor of the Secured Parties pursuant to this Agreement.

SECTION 9.        Reasonable Care.

                  Beyond the duties set forth in Section 15.3 and the exercise of reasonable care in custody thereof, the Trustee shall have no duty as to the collection of any Collateral in its possession or control or in the possession or control of any agent or nominee of the Trustee, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Trustee, in its individual capacity, accords its own property, it being understood that the Trustee shall not have responsibility for taking any necessary steps to preserve rights against any Person with respect to any Collateral.

SECTION 10.       Remedies Upon Event of Default.

10.1 Notice to Obligors and Contract Parties. At any time after the occurrence and during the continuance of an Event of Default, the Trustee may, and, if requested by the Trustee, Grantor shall, notify parties to the Contracts and account debtors in respect of any General Intangibles or Accounts constituting Collateral that such Collateral has been assigned to the Trustee for the benefit of itself and ratable benefit of the Holders and that payments in respect thereof shall be made directly to the Trustee.

10.2 Proceeds to be Turned Over to Trustee. If an Event of Default shall have occurred and be continuing, all amounts and proceeds (including instruments) received by Grantor in respect of any Collateral shall be held by Grantor in trust for the Trustee and the Holders, segregated from other funds of Grantor, and shall, forthwith upon receipt by Grantor, be turned over to the Trustee in the exact form received by Grantor (duly endorsed by Grantor to the Trustee, if required or requested) and held by the Trustee while held by the Trustee (or by Grantor in trust for the Trustee and the Holders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 11.

10.3 Obtaining Possession of the Collateral. If an Event of Default shall have occurred and be continuing, then and in every such case, the Trustee may, but shall not be obligated to, in addition to any other action permitted by law (and not limited in any manner to the remedies contained in the Notes and the Indenture) take one or more of the following actions, subject to compliance with applicable Gaming Laws:

(a) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from Grantor or any other Person who then has possession of any part thereof, with or without notice or process of law, and for that purpose may enter upon Grantor's premises where any of the Collateral is located and remove such Collateral and use in connection with such removal any and all services, supplies, aids and other facilities of Grantor;

(b) sell, assign or otherwise liquidate, or direct Grantor to sell, assign or otherwise liquidate, any or all investments made in whole or in part with the Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment or liquidation; and

(c) take possession of the Collateral or any part thereof by directing Grantor in writing to deliver the same to the Trustee at any place or places which the Trustee shall reasonably select, in which event Grantor shall at its own expense: (i) forthwith cause the same to be moved to the place or places so designated by the Trustee and there delivered to the Trustee;
     (ii) store and keep any Collateral so delivered to the Trustee at such place or places pending further action by the Trustee; and (iii) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain them in good condition. Grantor's obligation to deliver the Collateral is of the essence of this Agreement. Upon application to a court of equity having jurisdiction, the Trustee shall, to the extent permitted by law, be entitled to a decree requiring specific performance by Grantor of such obligation.

10.4 Use and Preservation of the Collateral. Upon and during the existence of an Event of Default, the Trustee may, subject to compliance with applicable Gaming Laws, in its sole discretion, use or manage the Collateral to preserve the Collateral or its value, or to pay the Obligations which includes, without limitation, the right to take possession of Grantor's premises and property, to exclude Grantor and any third parties (whether or not claiming under Grantor) from such premises and property, to make repairs, replacements, alterations, additions and improvements to or take any acts to preserving the Collateral, and to dispose of all or any portion of the Collateral.

10.5 Remedies under UCC. In addition to the rights and remedies provided in this Agreement or otherwise available to it, the Trustee shall have all the rights and remedies of a secured party under the UCC or under the Uniform Commercial Code of any other relevant jurisdiction.

10.6 Additional Remedies. Upon the occurrence and during the continuance of an Event of Default, the Trustee, subject to compliance with applicable Gaming Laws, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Grantor or any other person (all and each of which demands, defenses, advertisements and notices are, to the extent permitted by law, hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Trustee or elsewhere upon such terms and conditions as the Trustee may deem advisable and at such prices as it may elect, for cash or on credit or for future delivery without assumption of any credit risk. The Trustee or any Holder shall have the right, to the extent permitted by law, upon any such public sale or sales or upon any such private sale or sales, to purchase for cash the whole or any part of the Collateral so sold (but any such purchase may not, in whole or in part, be in the form of cancellation of indebtedness without the consent of each Holder). Grantor further agrees, at the Trustee's request, to assemble the Collateral of Grantor and make it available to the Trustee at places which the Trustee shall reasonably select, whether at Grantor's premises or elsewhere. The Trustee shall apply the net proceeds of any action taken by it pursuant to this Agreement, after deducting all reasonable costs and expenses of every kind incurred by the Trustee in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Trustee and the Holders hereunder, including without limitation, reasonable attorneys' fees and disbursements, as provided in Section 11 hereof, and only after such application and after the payment by the Trustee of any other amount required by any provision of law, including without limitation, Section 9-615(a)(3) of the UCC, need the Trustee account for the surplus, if any, to Grantor. To the extent permitted by law, Grantor waives all claims, damages and demands it may acquire against the Trustee (or any other trustee under the Deed of Trust) or any Holder arising out of the exercise by any of them of any rights hereunder. If any notice of proposed sale or other disposition of Collateral shall be required by law, such notice shall, to the extent permitted by law, be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. Notwithstanding the foregoing, the Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may, without notice or publication, adjourn any public or private sale, or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale or, with respect to a private sale, after which such sale may take place, and any such sale may, without further notice, be made at the time and place to which it was so adjourned or, with respect to a private sale, after which such sale may take place. Each purchaser at any such sale shall hold the property sold free from any claim or right on the part of Grantor, and Grantor hereby waives, to the full extent permitted by law, all rights of redemption, stay and/or appraisal which Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. To the extent permitted by law, Grantor also hereby waives any claims against the Trustee arising by reason of the fact that the price at which any Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale, even if the Trustee accepts the first offer received and does not offer such Collateral to more than one offeree. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Trustee until the sale price is paid by the purchaser or purchasers thereof, and the Trustee shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral purchased. In case of any such failure, such Collateral may be sold again upon like notice. The parties hereto agree that the notice provisions, method, manner and terms of any sale, transfer or disposition of any Collateral in compliance with the terms set forth herein or any other provision of this Agreement are commercially reasonable.

10.7     Certain Sales of Collateral.
         ---------------------------

(a) Grantor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, including without limitation Gaming Laws, the Trustee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Grantor acknowledges that any such sales may be at prices and on terms less favorable to the Trustee than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner.

(b) With respect to the sale of Notes constituting Collateral, to the extent the Trustee deems it advisable to do so, in its sole discretion or as may be required by applicable law, the Trustee may restrict the prospective bidders or purchasers to Persons who, in the Trustee's sole judgment, are sufficiently sophisticated and who will represent and agree that they are purchasing the securities constituting Collateral then being sold for their own account and not with a view to the distribution or resale thereof, and upon consummation of any such sale, the Trustee shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the securities constituting Collateral so sold.

10.8 Certain Remedies in Respect of Intellectual Property. If an Event of Default shall have occurred and shall be continuing, in addition to the other rights and remedies provided for herein or otherwise available to it, the Trustee may license or sublicense (whether general, special or otherwise, and whether on an exclusive or non-exclusive basis) all or any portion of the Intellectual Property throughout the world for such term or terms, on such conditions and in such manner as the Trustee shall determine. Upon request by the Trustee, Grantor shall execute and deliver to the Trustee any powers of attorney, in form and substance reasonably satisfactory to the Trustee for the implementation of any assignment, license, sublicense, grant of option, sale or other disposition of any Intellectual Property. In the event of any sale, assignment, or other disposition of any of the Intellectual Property, the goodwill and general intangibles connected with and symbolized by the Intellectual Property subject to such disposition shall be included, and Grantor shall supply to the Trustee or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Intellectual Property. [Notwithstanding the foregoing or any other provision hereof, the provisions of this Security Agreement, including this Section 10.8, are subject to the Trademark License Agreement, dated as of June 3, 1999, between Riviera Operating Corporation and Grantor, and the use and enjoyment by the Trustee of the license rights thereunder shall be subject to the limitations contained therein.]

10.9 Specific Performance. In addition to any of the other rights and remedies hereunder, the Trustee shall have the right to institute a proceeding seeking specific performance in connection with any of the agreements or obligations hereunder.

10.10 Receivership. Upon and during the continuance of an Event of Default, the Trustee may, to the fullest extent permitted by law, have a court having jurisdiction appoint a receiver, which receiver shall take charge and possession of and protect, preserve, replace and repair the Collateral or any part thereof, and manage and operate the same, and receive and collect all rents, income, receipts, royalties, revenues, issues and profits therefrom. Except to the extent prohibited by law, Grantor shall irrevocably consent and shall be deemed to have hereby irrevocably consented to the appointment thereof, and upon such appointment, Grantor shall immediately deliver possession of such Collateral to the receiver. Except to the extent prohibited by law, Grantor also irrevocably consents to the entry of an order authorizing such receiver to invest interest upon any funds held or received by the receiver in connection with such receivership. The Trustee shall be entitled to such appointment as a matter of right, if it shall so elect, without the giving of notice to any party and without regard to the adequacy of the security of the Collateral.

10.11 Subject to Intercreditor Agreement. Notwithstanding anything stated herein, all of the remedies in this Section 10 shall be subject to the terms and provisions of the Intercreditor Agreement (if any).


SECTION 11.       Application of Proceeds.

                  All cash proceeds received by the Trustee upon any sale of, collection of, or other realization upon, all or any part of the Collateral shall be applied in accordance with the Intercreditor Agreement (if any) and otherwise as follows:

                 First: To the payment of all reasonable out-of-pocket expenses incurred by the Trustee in connection with the sale of, collection of or other realization upon Collateral, including reasonable attorneys' fees and disbursements and court costs, if applicable;

                 Second: To the payment of the Obligations in such manner consistent with applicable law and the Indenture as the Trustee in its discretion shall decide; and

                 Third: To the extent of the balance (if any) of such proceeds, to payment to Grantor or other Person legally entitled thereto.

                  Non-cash proceeds of any disposition by the Trustee of Collateral available to satisfy the Obligations shall be applied to the Obligations in such order and in such manner consistent with applicable law and the Indenture as the Trustee in its discretion shall decide.

SECTION 12.       Expenses.

                  Grantor will immediately upon demand pay to the Trustee the amount of any and all reasonable expenses, including the reasonable fees and expenses of the Trustee's counsel and the fees and expenses of any experts and agents which the Trustee may incur in connection with (a) the collection of the Obligations, (b) the enforcement and administration of this Agreement or any other Collateral Document, (c) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (d) the exercise or enforcement of any of the rights of the Trustee or any Secured Party hereunder, (e) the failure by Grantor to perform or observe any of the provisions hereof, (f) the preparation and filing or recording of financing statements and other documents (including all taxes in connection therewith) in public offices necessary or desirable to create and maintain first priority perfected security interests in the Collateral in favor of the Trustee, (g) the payment or discharge of any taxes, insurance premiums required or permitted under any Collateral Document or encumbrances with respect to the Collateral,
(h) defending or prosecuting any actions or proceedings arising out of or related to the transactions to which this Agreement relates (other than actions by Grantor for breach of the Indenture or any Collateral Documents determined by a court of competent jurisdiction pursuant to a non-appealable order), or (i) otherwise protecting, maintaining or preserving the Collateral and the perfection and priority of the security interests granted or purported to be granted hereunder, or the enforcing, foreclosing, retaking, holding, storing, processing, selling or otherwise realizing upon the Collateral and the Trustee's security interest therein, whether through judicial proceedings or otherwise. All amounts payable by Grantor under this Section 12 shall be due upon demand and shall be secured hereby and shall be part of the Obligations. Grantor's obligations under this Section 12 shall survive the termination of this Agreement and the discharge of Grantor's other obligations hereunder.

SECTION 13.Amendments in Writing; No Waiver, Cumulative Remedies; Reinstatement; Additional Grantor.

13.1 Amendments. Subject to the provisions of Article 9 of the Indenture, none of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified, except by a written instrument executed by Grantor (except as otherwise provided in Section 13.4) and the Trustee; provided that any provision of this Agreement imposing obligations on Grantor may be waived by the Trustee in a written instrument executed solely by the Trustee.

13.2 No Waiver; Remedies Cumulative. To the maximum extent permitted by law, (a) no failure on the part of the Trustee to exercise, no course of dealing with respect to, and no delay on the part of the Trustee in exercising, any right, power, privilege or remedy hereunder shall operate as a waiver thereof or constitute an acquiescence to any Default or Event of Default; (b) no single or partial exercise of any such right, power, privilege or remedy hereunder nor any taking, exchange, release or non-perfection of any other collateral, nor any release or amendment of or consent to any departure from any guarantees for all or any of the Obligations, preclude any other or future exercise thereof or the exercise of any other right, power or remedy, and (c) the Trustee's acceptance of partial payment or performance will not extend or affect any grace period or constitute a waiver of a Default or Event of Default. A waiver by the Trustee or any Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Trustee or such Holder would otherwise have on any future occasion. To the maximum extent permitted by law, the remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

13.3 Reinstatement. In the event the Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case, Grantor, the Trustee and each Holder shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Trustee and the Secured Parties shall continue as if no such proceeding had been instituted.

13.4 Additional Grantors. If Grantor shall acquire or create a Restricted Subsidiary after the date of this Agreement, then such newly acquired or created Restricted Subsidiary (each such Restricted Subsidiary, an "Additional Grantor") shall (i) become a party to this Agreement by executing and delivering to the Trustee an Amendment to Security Agreement (Additional Grantor) in substantially the form of Annex I hereto (each, an "Amendment to Security Agreement (Additional Grantor)"), and (ii) shall enter into such documents as shall be necessary to create a perfected, first priority security interest in the capital stock (to the extent required to be pledged under the Indenture) and all property of such Restricted Subsidiary (including without limitation, any real property and all personal property of such Restricted Subsidiary) and the proceeds and products thereof, subject to Permitted Liens. Trustee shall also be entitled to file UCC Financing Statements in the appropriate jurisdictions and take any other actions necessary to perfect its security interest. Upon the execution and delivery to the Trustee by any Additional Grantor of an Amendment to Security Agreement (Additional Grantor), which Amendment to Security Agreement (Additional Grantor) need not be executed by Grantor, and the acceptance thereof by the Trustee, such Additional Grantor shall be and become a Grantor hereunder, and each reference in this Agreement to the "Grantor" shall include such Additional Grantor and each reference in the Indenture, the Notes and any other Transaction Document to the "Grantor" shall include such Person.

SECTION 14.       Appointment as the Trustee.

                  The actions of the Trustee hereunder are subject to the provisions of the Indenture. The Trustee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including without limitation, the release or substitution of Collateral), in each case in accordance with this Agreement and the Indenture. The Trustee may resign and a successor Trustee may be appointed in the manner provided in the Indenture. Upon the acceptance of any appointment as the Trustee by a successor Trustee, such successor Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Trustee under this Agreement, and the retiring Trustee shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Trustee's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Trustee.

SECTION 15.     The Trustee Appointed Attorney-in-Fact; the Trustee May Perform.
                ---------------------------------------------------------------

15.1 The Trustee Appointed as Attorney-in-Fact. Grantor hereby irrevocably constitutes and appoints the Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor, or in its own name, for the purpose of carrying out the terms of this Agreement to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, Grantor hereby gives the Trustee and any officer or agent of the Trustee the power and right, on behalf of Grantor, without notice to or assent by Grantor, to do any or all of the following:

(a) in the name of Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of monies due under any Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Trustee for the purpose of collecting any and all such monies due under any Contract or with respect to any other Collateral whenever payable;

(b) in the case of any Copyright, Patent or Trademark, execute and deliver any and all agreements, instruments, documents and papers as the Trustee may determine appropriate to evidence the Trustee's security interest in such Copyright, Patent or Trademark and the goodwill and general intangibles of Grantor relating thereto or represented thereby;

(c) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(d)      execute,  in connection  with any sale  provided for in Sections  10.3,
         10.4 or 10.5 or any other sale of Collateral pursuant to this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(e) (i) direct any party liable for any payment under any of the Collateral to make payment of any and all monies due or to become due thereunder directly to the Trustee or as the Trustee shall direct; (ii) ask or demand for, collect, receive payment of and receipt for, any and all monies, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (iii) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (iv) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (v) defend any suit, action or proceeding brought against Grantor with respect to any Collateral; (vi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Trustee may deem appropriate; and (vii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Trustee were the absolute owner thereof for all purposes, and do, at the Trustee's option and Grantor's expense, at any time, or from time to time, all acts and things which the Trustee deems necessary to protect, preserve or realize upon the Collateral and the Trustee's and the Holders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

                  The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable until this Agreement is terminated and the security interests created hereby are released. Grantor hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue and in accordance with the terms hereof. Anything in this Section 15.1 to the contrary notwithstanding, the Trustee agrees that it will not exercise any rights under the power of attorney provided for in this Section 15.1 unless an Event of Default shall have occurred and be continuing.

15.2 The Trustee May Perform. If Grantor shall fail to do any act or thing that it has covenanted to do hereunder or under the Indenture within any applicable grace period with respect thereto or if any representation or warranty on the part of Grantor contained herein or under the Indenture shall be breached, the Trustee or any Secured Party may (but shall not be obligated to), after providing Grantor with at least ten days' notice, do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose. Any and all amounts so expended by the Trustee or such Secured Party shall be paid by Grantor promptly upon demand therefor, with interest at the Default Rate during the period from and including the date on which such funds were so expended to the date of repayment. Grantor's obligations under this Section shall survive the termination of this Agreement and the discharge of Grantor's other obligations under this Agreement.

15.3 Duty of the Trustee. The Trustee's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under
Section 9-207 of the UCC, Section 9 hereof or otherwise, shall be to deal with it in the same manner as the Trustee deals with similar property for its own account. Neither the Trustee, any Holder nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Grantor or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Trustee and the Holders hereunder are solely to protect the Trustee's and the Holders' interests in the Collateral and shall not impose any duty upon the Trustee or any Holder to exercise any such powers. The Trustee and the Holders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, the Trustee shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Trustee has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Trustee accords its own property. Except as provided in this Section 15.3, the Trustee shall not have any duty or liability to protect or preserve any Collateral or to preserve rights pertaining thereto. Nothing contained in this Agreement shall be construed as requiring or obligating the Trustee or the Holders, and neither the Trustee nor the Holders shall be required or obligated, to (a) present or file any claim or notice or take any action with respect to any Collateral or in connection therewith or (b) notify Grantor of any decline in the value of any Collateral.

15.4 Execution of Financing Statements. Grantor authorizes the Trustee (subject to the last sentence of Section 5.2) to file financing statements and continuation statements with respect to the Collateral in such form and in such filing offices as the Trustee reasonably determines appropriate to perfect, and maintain perfected, the security interests of the Trustee under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

15.5 Authority of the Trustee. Grantor acknowledges that the rights and responsibilities of Grantor under this Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Trustee and the Holders, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and Grantor, the Trustee shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting, and Grantor shall be under no obligation, or entitlement, to make any inquiry respecting such authority. The Trustee may exercise its rights under this Agreement through an agent or other designee.

SECTION 16.       Notices.

                  All notices, requests, demands and other communication shall be given in writing and in the manner set forth in Section 13.02 of the Indenture and shall be given or delivered at the following respective addresses and facsimile numbers and to the attention of the following individuals or departments: (i) if to Grantor, at its address specified pursuant to the Indenture; (ii) if to the Trustee, at its address specified pursuant to the Indenture; or (iii) as to any such party, at such other address, facsimile number, or to the attention of such other individual or department, as the party to which such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address." The Trustee shall not be deemed to have received any notice, request, demand or other communication under this Agreement until a Responsible Officer of the Trustee shall have received such notice, request, demand or other communication at the Corporate Trust Office of the Trustee.

SECTION 17.       Continuing Security Interest; Assignment.

                  This Agreement shall create a continuing security interest in the Collateral and shall (a) be binding upon Grantor, its successors and assigns, and (b) inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee (and, to the extent provided herein, any other trustee under the Deed of Trust) and the other Secured Parties and each of their respective successors, transferees and assigns; and no other Persons (including without limitation, any other creditors of Grantor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (b), any Secured Party may assign or otherwise transfer any security or guarantee held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject, however, to the provisions of the Indenture.

SECTION 18.       Release of Collateral.

                  Reference is hereby made to Article 10 of the Indenture for provisions which discuss the release of the Collateral from the Liens created by this Agreement.

SECTION 19.       Termination.

                  This Agreement shall terminate (except as to those provisions which it is provided herein shall survive such termination) upon the satisfaction of all Obligations or upon Legal Defeasance or Covenant Defeasance and the Trustee, upon the request and at the expense of Grantor, shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or to the order of Grantor, and to be released and canceled, all licenses and rights referred to in Section 7.4 hereof; provided, however, that any licenses or sublicenses granted by the Trustee pursuant to Section 10.8 shall continue to be in full force and effect in accordance with their terms. The Trustee shall also execute and deliver to Grantor upon such termination such UCC termination statements and such other documentation as shall be reasonably requested by, and at the expense of, Grantor to effect the termination and release of the security interests in the Collateral.

SECTION 20.       GOVERNING LAW.

                  THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, AND ANY CLAIMS OR DISPUTES RELATING THERETO, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION AND ENFORCEMENT OF THE SECURITY INTERESTS HEREUNDER IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION.

SECTION 21.       Severability of Provisions.

                  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 22.       Interaction with Indenture.
                  --------------------------

(a)      Incorporation  by  Reference.   All  terms,  covenants,  conditions,
         provisions and requirements of the Indenture are incorporated by reference in this Agreement.

(b) Conflicts. Notwithstanding any other provision of this Agreement, the terms and provisions of this Agreement shall be subject and subordinate to the terms of the Indenture. To the extent that the Indenture provides Grantor with a particular cure or notice period, or establishes any limitations or conditions on the Trustee's actions with regard to a particular set of facts, Grantor shall be entitled to the same cure periods and notice periods, and the Trustee shall be subject to the same limitations and conditions, under this Agreement, as under the Indenture, in place of the cure periods, notice periods, limitations and conditions provided for under this Agreement; provided, however, that such cure periods, notice periods, limitations and conditions shall not be cumulative as between the Indenture and this Agreement. In the event of any conflict or inconsistency between the provisions of this Agreement and those of the Indenture, including without limitation, any conflicts or inconsistencies in any definitions herein or therein, the applicable provisions or definitions of the Indenture shall govern.

SECTION 23.       Other Security.

                  To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other Person, then the Trustee shall have the right in its sole discretion to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Trustee's or any Holder's rights and remedies hereunder.

SECTION 24.       Execution in Counterparts.

                  This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

SECTION 25.       Headings.

                  The Section and subsection headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

SECTION 26.       Additional Grantor Obligations Absolute.

                  All obligations of any Additional Grantor hereunder shall be absolute and unconditional irrespective of:

(a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Company or any Additional Grantor;

(b) any lack of validity or enforceability of the Indenture, the Notes or any other Transaction Document;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, the Notes or any other Transaction Document (except to the extent specified in such change, amendment or waiver);

(d) any taking, exchange, release or non-perfection of any other collateral , or any release or amendment or waiver of or consent to any departure from any guarantees, for all or any of the Obligations;

(e) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of this Agreement, the Indenture, the Notes or any other Transaction Document, except as specifically set forth in a waiver granted pursuant to the provisions of the Indenture;

(f) any manner of application of Collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Obligations or any other obligations of the Company or any Additional Grantor under the Indenture, the Notes or any other Transaction Document or any other assets of the Company, any Additional Grantor or any of their respective Subsidiaries;

(g) any change, restructuring or termination of the organizational structure or existence of the Company, any Additional Grantor or any of their respective Subsidiaries;

(h) any failure of the Trustee or any Secured Party to disclose to Grantor any information relating to the business, condition (financial or otherwise), operations, properties or prospects of the Company or any other Additional Grantor now or in the future known to the Trustee or any other Secured Party (such Additional Grantor hereby waiving any duty on the part of the Trustee and any other Secured Party to disclose such information); or

(i) any other circumstance (including without limitation, any statute of limitations) or any existence of or reliance on any representation by the Trustee or any other Secured Party that might otherwise constitute a defense available to, or a discharge of, the Company or any Additional Grantor or any guarantor or surety.

                  Notwithstanding the foregoing, nothing in this Section 26 shall be deemed to impair or modify the rights or obligations otherwise expressly given to or agreed to by the Additional Grantor in any of the Loan Documents.

SECTION 27.       Waiver of Marshaling.

                  Grantor, for itself and for all Persons hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the liens granted under this Agreement, hereby expressly waives and releases all rights to direct the order in which any of the Collateral shall be sold in the event of any sale or sales pursuant hereto and to have any of the Collateral and/or any other property now or hereafter constituting security for any of the obligations secured hereunder marshaled upon the exercise of any remedies under this Agreement or any other agreement granting security for the obligations secured hereunder.

SECTION 28.       Independence of Covenants.

                  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists.

SECTION 29.       Savings Clause.

                  It is the intention of the parties to conform strictly to the usury laws, whether state or federal, that are applicable to the transaction of which this Agreement is a part. All agreements between Grantor and the Trustee, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by Grantor for the use, forbearance or detention of the money to be loaned or advanced under the Indenture, the Notes, this Agreement or any other Transaction Document, or for the payment or performance of any covenant or obligation contained herein or therein, exceed the maximum amount permissible under applicable federal or state usury laws. If under any circumstances whatsoever fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If under any circumstances Grantor shall have paid an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing in respect of the Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to Grantor. All amounts paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit or advancement of funds by the Trustee or any Holder shall, to the extent permitted by law and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date of this Agreement until payment in full of the Obligations so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof.

SECTION 30.       Certain Waivers by Grantor.

                  Grantor waives (a) any claim that, as to any part of the Collateral, a public sale, should the Trustee elect so to proceed, is, in and of itself, not a commercially reasonable method of sale for such Collateral, (b) except as otherwise provided in this Agreement, to the fullest extent not prohibited by applicable laws, notice or judicial hearing in connection with the Trustee's disposition of any of the Collateral, including any and all prior notice and hearing for any pre-judgment remedy or remedies, and all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Trustee's rights hereunder, (c) all rights of redemption, appraisal or valuation, and (d) all rights and defenses arising out of an election of remedies by any Secured Party, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Grantor's rights of subrogation and reimbursement against the principal.

SECTION 31.       Waiver of Jury Trial.

                  To the fullest extent permitted by law, the Trustee and GRANTOR each waives any right to have a jury participate in resolving any dispute whether sounding in contract, tort or otherwise arising out of, connected with, related to or incidental to the relationship established between them in connection with this Indemnity. Any such disputes shall be resolved in a bench trial without a jury.

SECTION 32.       Gaming Laws.

                  Notwithstanding  any  provision  herein to the  contrary,  the grant of security interest and the terms and provisions of this Agreement, including, but not limited to, all rights and remedies of the Trustee and powers of attorney and appointment, are expressly subject to all laws, statutes, regulations and orders affecting limited gaming or the sale of liquor
(collectively, the "Gaming Laws"), in the State of Colorado and the State of Nevada, which may include, but not be limited to, the necessity for the Trustee to obtain the prior approval of the regulatory agencies enforcing the Gaming Laws before taking any action hereunder and to be licensed by such regulatory agencies before exercising certain rights and remedies hereunder, including but not limited to obtaining the prior approval of the Nevada State Gaming Control Board before any sale, transfer or other disposition of any Collateral consisting of slot machines or other gaming devices.

SECTION 33.       Entire Agreement.

                  This written agreement  represents the final agreement between the parties with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties with respect to the subject matter hereof. There are no unwritten oral agreements among the parties with respect to the subject matter hereof.

                  IN WITNESS WHEREOF, Grantor and the Trustee have caused this Security Agreement to be duly executed and delivered as of the date first above written.

                          GRANTOR:

                          RIVIERA HOLDINGS CORPORATION,
                          a Nevada corporation


                          By:
                                    -------------------------------------------

                          Name:
                          Title:


                          RIVIERA OPERATING COMPANY,
                          a Nevada corporation


                          By:
                                   --------------------------------------------

                          Name:
                          Title:


                          RIVIERA GAMING MANAGEMENT, INC.,
                          a Nevada corporation


                          By:
                                   --------------------------------------------

                          Name:
                          Title:


                          RIVIERA GAMING MANAGEMENT OF COLORADO, INC., a Colorado corporation


                          By:
                                   --------------------------------------------
                          Name:
                          Title:



                            [Signature Page to Security Agreement]

                            RIVIERA BLACK HAWK, INC.,

                            a Colorado corporation


                           By:
                           -----------------------------------------------------
                           Name:
                           Title:



                           TRUSTEE:


                           THE BANK OF NEW YORK, as Trustee


                           By:      ____________________________________________
                           Name:
                           Title:



                          [Signature Page to Security Agreement]

                                                                     EXHIBIT A
                                                     TO THE SECURITY AGREEMENT




                         LEGAL DESCRIPTION OF PROPERTIES


                               SEE ATTACHED PAGES

                                                                      EXHIBIT B
                                                      TO THE SECURITY AGREEMENT


                               LIST OF SECURITIES

                                                                Percentage of
Issuer    Class of Stock   Certificate No.   No. of Shares    Outstanding Shares
------    --------------   ---------------   -------------    ------------------
Riviera          Common          1               1,000                100%
Operating
Corporation

Riviera Gaming   Common          1              10,000                100%
Management, Inc.

Riviera Gaming   Common          1               1,000                100%
Management of
Colorado, Inc.

Riviera Black    Common          1               1,000                100%

                                                                     EXHIBIT C
                                                     TO THE SECURITY AGREEMENT


                           COPYRIGHT REGISTRATIONS AND
                    APPLICATIONS FOR COPYRIGHT REGISTRATIONS

                                      None.

                                                                      EXHIBIT D
                                                      TO THE SECURITY AGREEMENT



                         PATENTS AND PATENT APPLICATIONS

                                      None.

                                                                      EXHIBIT E
                                                      TO THE SECURITY AGREEMENT



                  TRADEMARK AND SERVICE MARK REGISTRATIONS AND
             APPLICATIONS FOR TRADEMARK AND SERVICE MARK REGISTRATIONS

                 TRADE NAME, TRADEMARK AND SERVICE MARK LICENSES

                             SCHEDULE OF TRADEMARKS

                U.S. Federal Trademark Applications/Registrations


Mark                       Registration (R)             Registration              Owner/Applicant
                           or Serial No. (S)            or Filing Date

$40 for $20                (R)2,237,993                 4/13/99                   Riviera Operating Corporation

Jack Pots                  (R)2,404,697                 11/14/00                  Riviera Operating Corporation

Jack Pots                  (S)75,567,372                10/8/98                   Riviera Operating Corporation
                                                        Pending - Intent to use
Jack Pots                  (R)2,527,890                 1/8/02                    Riviera Operating Corporation

Loosie Slots               (R)2,392,131                 10/3/00                   Riviera Operating Corporation

Loosie Slots               (R)2,547,701                 3/12/02                   Riviera Operating Corporation

Loosie Slots               (R)2,527,889                 1/8/02                    Riviera Operating Corporation

Nickel Heaven              (R)2,249,207                 6/1/99                    Riviera Operating Corporation

Riviera                    (R)2,297,193                 12/7/99                   Riviera Operating Corporation


Riviera                    (R)2,090,347                 8/26/97                   Riviera Operating Corporation

Riviera (logo)             (R)2,389,433                 9/26/00                   Riviera Operating Corporation

Splash                     (R)1,964,935                 4/2/96                    Riviera Operating Corporation

Splash (stylized)          (R)2,247,039                 5/25/99                   Riviera Operating Corporation
The Entertainment Center   (R)2,190,249                 9/22/98                   Riviera Operating Corporation
of Las Vegas

The Star of Las Vegas      (R)1,588,239                 3/20/90                   Owner at Publication - Riviera, Inc.
                                                                                  Post Registration Owner - Riviera
                                                                                  Holdings Corporation
Gambler's Spree            (R)1,579,483                 1/23/90                   Owner at Publication - Riviera, Inc.
                                                                                  Post Registration Owner - Riviera
                                                                                  Holdings Corporation

Pull for the Gold          (R)1,575,681                 1/2/90                    Owner at Publication - Riviera, Inc.
                                                                                  Post Registration Owner - Riviera
                                                                                  Holdings Corporation

Where Vegas Meets the      (R)2,422,235                 1/16/01                   Riviera Black Hawk, Inc.
Rockies


                     Colorado State Trademark Registrations


Mark                       Registration (R)              Registration             Owner/Applicant
----                                                                              ---------------
                           or Serial No. (S)             or Filing Date

Las Vegas in the Rockies   (R)20001083562                4/25/00                  Riviera Black Hawk, Inc.

Where Vegas Meets the      (R)19991127308                7/6/99                   Riviera Black Hawk, Inc.
Rockies
Liv at the Riv             (R)20011243477                12/24/01                 Riviera Black Hawk, Inc.


                      Nevada State Trademark Registrations


Mark                       Registration (R)             Registration              Owner/Applicant
----                                                                              ---------------
                           or Serial No. (S)            or Filing Date

$40 of Slot Pay for $20    (S)29600525                  11/8/95                   Riviera Operating Corporation

$40 for $20                (S)29600524                  11/8/95                   Riviera Operating Corporation
The Alternative for        (S)30500724                  2/21/96                   Riviera Operating Corporation
Grown-ups
Aristocrat Club                                         6/30/93                   Riviera Operating Corporation
Bingo Fever w/ Design      (S)50800646                  4/5/00                    Riviera Operating Corporation
Bingo Fever w/ Design      (S)50800648                  4/5/00                    Riviera Operating Corporation
Bingo Fever w/ Design      (S)50800649                  4/5/00                    Riviera Operating Corporation
Bingo Fever w/ Design      (S)50800650                  4/5/00                    Riviera Operating Corporation
Bingo Fever w/ Design      (S)50800647                  4/5/00                    Riviera Operating Corporation
Bingo Fever w/ Design      (S)50800651                  4/5/00                    Riviera Operating Corporation
Bingo Fever w/ Design      (S)50800652                  4/5/00                    Riviera Operating Corporation
Bonus 21 Plus              (S)55300411                  3/14/01                   Riviera Operating Corporation

Bonus 21 Plus              (S)55300412                  3/14/01                   Riviera Operating Corporation
Bonus 21 Plus w/ Design    (S)55300413                  3/14/01                   Riviera Operating Corporation
Classic Las Vegas At Its   (S)54900780                  2/15/01                   Riviera Operating Corporation
Best w/ Design
Classic Las Vegas At Its   (S)54900783                  2/15/01                   Riviera Operating Corporation
Best w/ Design
Classic Las Vegas At Its   (S)54900781                  2/15/01                   Riviera Operating Corporation
Best w/ Design
Classic Las Vegas At Its   (S)54900784                  2/15/01                   Riviera Operating Corporation
Best w/ Design
Classic Las Vegas At Its   (S)54900782                  2/15/01                   Riviera Operating Corporation
Best w/ Design
Dollar Town U.S.A.         (S)30500723                  2/21/96                   Riviera Operating Corporation
Double Diamond Mines       (S)50800673                  4/13/00                   Riviera Operating Corporation
Double Jackpot Junction    (S)50200813                  2/22/00                   Riviera Operating Corporation
Fantasy Revue XXX w/       (S)54101612                  12/20/00                  Riviera Operating Corporation
Design
Fantasy Revue XXX w/       (S)54101613                  12/20/00                  Riviera Operating Corporation
Design
Fantasy Revue XXX w/       (S)54101614                  12/20/00                  Riviera Operating Corporation
Design

Jackpot Factory            (S)50200745                  2/2/00                    Riviera Operating Corporation
Jackpots Galore            (S)20200608                  2/22/94                   Riviera Operating Corporation
Loosie Slots w/Design      (S)51800804                  6/2/00                    Riviera Operating Corporation
Loosie Slots w/Design      (S)51800805                  6/2/00                    Riviera Operating Corporation
Lucky Duck w/Design        (S)54600398                  1/19/01                   Riviera Operating Corporation
Lucky Duck w/Design        (S)54600395                  1/19/01                   Riviera Operating Corporation
Lucky Duck w/Design        (S)54600396                  1/19/01                   Riviera Operating Corporation
Lucky Duck w/Design        (S)54600397                  1/19/01                   Riviera Operating Corporation
Lucky Duck Sweepstakes     (S)54600399                  1/19/01                   Riviera Operating Corporation
w/Design
Lucky Duck Sweepstakes     (S)54600400                  1/19/01                   Riviera Operating Corporation
w/Design
Lucky Duck Sweepstakes     (S)54600401                  1/19/01                   Riviera Operating Corporation
w/Design
Lucky Duck Sweepstakes     (S)54600402                  1/19/01                   Riviera Operating Corporation
w/Design

More Certified Fun         (S)60201846                  3/11/02                   Riviera Operating Corporation
w/Design
More Certified Fun         (S)60201847                  3/11/02                   Riviera Operating Corporation
w/Design
More Certified Fun         (S)60201848                  3/11/02                   Riviera Operating Corporation
w/Design
More Fun Certified                                      3/11/02                   Riviera Operating Corporation
(Stylized Lettering and
Design)
More Fun Certified                                      3/11/02                   Riviera Operating Corporation
(Stylized Lettering and
Design)
More Fun Certified                                      3/11/02                   Riviera Operating Corporation
(Stylized Lettering and
Design)
More Winners More Often    (S)29600388                  12/20/95                  Riviera Operating Corporation
Nickel Heaven              (S)40201169                  2/24/98                   Riviera Operating Corporation
Nickel Town                (S)55300442                  3/27/01                   Riviera Operating Corporation
Nickel Town                (S)40201160                  2/23/98                   Riviera Operating Corporation
Nickel Town                (S)55300443                  3/27/01                   Riviera Operating Corporation
Nickel Town w/Design       (S)55300444                  3/27/01                   Riviera Operating Corporation
No If's, And's, Or...      (R)54101579                  12/4/00                   Riviera Operating Corporation

No If's, And's, Or...      (S)54101581                  12/4/00                   Riviera Operating Corporation
Poker Paradise w/Design    (S)50200833                  2/17/00                   Riviera Operating Corporation
R                                                       2/21/96                   Riviera Operating Corporation
Design only
Rack-N-Roll                (S)58400912                  10/3/01                   Riviera Operating Corporation
Rack-N-Roll                (S)58400913                  10/3/01                   Riviera Operating Corporation
Rack-N-Roll                (S)58400914                  10/3/01                   Riviera Operating Corporation
Rack-N-Roll Players Club   (S)59700159                  1/11/02                   Riviera Operating Corporation
Rack-N-Roll Players Club   (S)59700160                  1/11/02                   Riviera Operating Corporation
Rack-N-Roll Players Club   (S)59700161                  1/11/02                   Riviera Operating Corporation
Riviera w/Design           (S)58400942                  10/12/01                  Riviera Operating Corporation
Riviera w/Design           (S)58400943                  10/12/01                  Riviera Operating Corporation
Riviera (stylized          (S)58400944                  10/12/01                  Riviera Operating Corporation
letters)
Riviera (stylized          (S)58400945                  10/12/01                  Riviera Operating Corporation
letters)
Riviera Comedy Club                                     10/19/99                  Riviera Operating Corporation
(with design)

Riviera Comedy Club Las    (S)26900572                  6/6/95                    Riviera Operating Corporation
Vegas' Original Comedy
Showcase
Riviera Comedy Club Las    (S)26900573                  6/6/95                    Riviera Operating Corporation
Vegas' Original Comedy
Showcase
Riviera Comedy Club Las                                 6/6/95                    Riviera Operating Corporation
Vegas' Original Comedy
Showcase
Rooms Available, If not,                                5/22/02                   Riviera Operating Corporation
We'll find one for you
Rooms Available, If not,                                5/22/02                   Riviera Operating Corporation
We'll find one for you
Rooms Available, If not,                                5/9/02                    Riviera Operating Corporation
We'll find one for you
Rooms Available, If not,                                5/9/02                    Riviera Operating Corporation
We'll find one for you
Slot Adventure w/Design    (S)51401607                  5/15/00                   Riviera Operating Corporation
Slot Adventure w/Design    (S)51401610                  5/15/00                   Riviera Operating Corporation
Slot Adventure w/Design    (S)51401608                  5/15/00                   Riviera Operating Corporation
Slot Frenzy                (S)50200744                  2/2/00                    Riviera Operating Corporation

Smiling Stick Character    (S)26900574                  6/6/95                    Riviera Operating Corporation
Wearing Big Glasses
(Design Only)
Smiling Stick Character    (S)26900575                  6/6/95                    Riviera Operating Corporation
Wearing Big Glasses
(Design Only)
Spin for the Gold          (S)46201074                  4/16/99                   Riviera Operating Corporation
$1,000,000 Slot
Tournament
Splash Gardens w/Design    (R)50200832                  2/17/00                   Riviera Operating Corporation
Stylized Microphone        (S)24101031                  11/13/94                  Riviera Operating Corporation
Wearing a Cap and
Sunglasses
(Design only)
Valley of Games w/Design   (S)50200831                  2/17/00                   Riviera Operating Corporation
We're Going to Make You    (S)36300525                  4/1/97                    Riviera Operating Corporation
Lucky
Win More Play Longer       (S)53301245                  10/18/00                  Riviera Operating Corporation
w/Design
World's Loosest Corner     (S)50200754                  2/8/00                    Riviera Operating Corporation
of Slots
XXXtreme Comedy w/Design   (S)50800672                  4/13/00                   Riviera Operating Corporation
XXX Fantasy Revue          (S)54101608                  12/20/00                  Riviera Operating Corporation
w/Design
XXX Fantasy Revue          (S)54101609                  12/20/00                  Riviera Operating Corporation
w/Design

XXX Fantasy Revue          (S)54101610                  12/20/00                  Riviera Operating Corporation
w/Design
You're a Guaranteed        (S)52201035                  7/19/00                   Riviera Operating Corporation
Winner
Delmonico's                (R)26391                     6/30/93                   Riviera Holdings Corporation
G and A Enterprises                                     6/30/93                   Riviera Holdings Corporation
Gambler's Spree                                         5/25/89                   Riviera Holdings Corporation
Gold Club                  (R)26395                     6/30/93                   Riviera Holdings Corporation
Kady's                     (R)26393                     6/30/93                   Riviera Holdings Corporation
Kristofer's                (R)26394                     6/30/93                   Riviera Holdings Corporation
Pull for the Gold                                       5/25/89                   Riviera Holdings Corporation
Rik Shaw                   (R)26398                     6/30/93                   Riviera Holdings Corporation
Ristorante Italiano        (R)26392                     6/30/93                   Riviera Holdings Corporation
Riviera Hotel and Casino   (R)26390                     6/30/93                   Riviera Holdings Corporation
Shogun                     (S)01085526                  1/31/90                   Riviera Holdings Corporation
The Star of Las Vegas                                   6/8/89                    Riviera Holdings Corporation
Versailles Room                                         6/30/93                   Riviera Holdings Corporation
World's Fare Buffet        (R)26397                     6/30/93                   Riviera Holdings Corporation

                                                                      EXHIBIT F
                                                      TO THE SECURITY AGREEMENT


                               COPYRIGHT LICENSES

                                      None.

                                 PATENT LICENSES

                                      None.


                 TRADE NAME, TRADEMARK AND SERVICE MARK LICENSES

                             SCHEDULE OF TRADEMARKS

                U.S. Federal Trademark Applications/Registrations


Mark                       Registration (R)             Registration              Owner/Applicant
                           or Serial No. (S)            or Filing Date

$40 for $20                (R)2,237,993                 4/13/99                   Riviera Operating Corporation

Jack Pots                  (R)2,404,697                 11/14/00                  Riviera Operating Corporation

Jack Pots                  (S)75,567,372                10/8/98                   Riviera Operating Corporation
                                                        Pending - Intent to use
Jack Pots                  (R)2,527,890                 1/8/02                    Riviera Operating Corporation

Loosie Slots               (R)2,392,131                 10/3/00                   Riviera Operating Corporation

Loosie Slots               (R)2,547,701                 3/12/02                   Riviera Operating Corporation

Loosie Slots               (R)2,527,889                 1/8/02                    Riviera Operating Corporation

Nickel Heaven              (R)2,249,207                 6/1/99                    Riviera Operating Corporation

Riviera                    (R)2,297,193                 12/7/99                   Riviera Operating Corporation

Riviera                    (R)2,090,347                 8/26/97                   Riviera Operating Corporation

Riviera (logo)             (R)2,389,433                 9/26/00                   Riviera Operating Corporation

Splash                     (R)1,964,935                 4/2/96                    Riviera Operating Corporation

Splash (stylized)          (R)2,247,039                 5/25/99                   Riviera Operating Corporation
The Entertainment Center   (R)2,190,249                 9/22/98                   Riviera Operating Corporation
of Las Vegas

The Star of Las Vegas      (R)1,588,239                 3/20/90                   Owner at Publication - Riviera, Inc.
                                                                                  Post Registration Owner - Riviera
                                                                                  Holdings Corporation
Gambler's Spree            (R)1,579,483                 1/23/90                   Owner at Publication - Riviera, Inc.
                                                                                  Post Registration Owner - Riviera
                                                                                  Holdings Corporation

Pull for the Gold          (R)1,575,681                 1/2/90                    Owner at Publication - Riviera, Inc.
                                                                                  Post Registration Owner - Riviera
                                                                                  Holdings Corporation

Where Vegas Meets the      (R)2,422,235                 1/16/01                   Riviera Black Hawk, Inc.
Rockies





                     Colorado State Trademark Registrations


Mark                       Registration (R)              Registration             Owner/Applicant
----                                                                              ---------------
                           or Serial No. (S)             or Filing Date

Las Vegas in the Rockies   (R)20001083562                4/25/00                  Riviera Black Hawk, Inc.
Where Vegas Meets the      (R)19991127308                7/6/99                   Riviera Black Hawk, Inc.
Rockies
Liv at the Riv             (R)20011243477                12/24/01                 Riviera Black Hawk, Inc.


                      Nevada State Trademark Registrations


Mark                       Registration (R)             Registration              Owner/Applicant
----                                                                              ---------------
                           or Serial No. (S)            or Filing Date

$40 of Slot Pay for $20    (S)29600525                  11/8/95                   Riviera Operating Corporation

$40 for $20                (S)29600524                  11/8/95                   Riviera Operating Corporation
The Alternative for        (S)30500724                  2/21/96                   Riviera Operating Corporation
Grown-ups
Aristocrat Club                                         6/30/93                   Riviera Operating Corporation
Bingo Fever w/ Design      (S)50800646                  4/5/00                    Riviera Operating Corporation
Bingo Fever w/ Design      (S)50800648                  4/5/00                    Riviera Operating Corporation
Bingo Fever w/ Design      (S)50800649                  4/5/00                    Riviera Operating Corporation
Bingo Fever w/ Design      (S)50800650                  4/5/00                    Riviera Operating Corporation
Bingo Fever w/ Design      (S)50800647                  4/5/00                    Riviera Operating Corporation

Bingo Fever w/ Design      (S)50800651                  4/5/00                    Riviera Operating Corporation
Bingo Fever w/ Design      (S)50800652                  4/5/00                    Riviera Operating Corporation
Bonus 21 Plus              (S)55300411                  3/14/01                   Riviera Operating Corporation
Bonus 21 Plus              (S)55300412                  3/14/01                   Riviera Operating Corporation
Bonus 21 Plus w/ Design    (S)55300413                  3/14/01                   Riviera Operating Corporation
Classic Las Vegas At Its   (S)54900780                  2/15/01                   Riviera Operating Corporation
Best w/ Design
Classic Las Vegas At Its   (S)54900783                  2/15/01                   Riviera Operating Corporation
Best w/ Design
Classic Las Vegas At Its   (S)54900781                  2/15/01                   Riviera Operating Corporation
Best w/ Design
Classic Las Vegas At Its   (S)54900784                  2/15/01                   Riviera Operating Corporation
Best w/ Design
Classic Las Vegas At Its   (S)54900782                  2/15/01                   Riviera Operating Corporation
Best w/ Design
Dollar Town U.S.A.         (S)30500723                  2/21/96                   Riviera Operating Corporation
Double Diamond Mines       (S)50800673                  4/13/00                   Riviera Operating Corporation
Double Jackpot Junction    (S)50200813                  2/22/00                   Riviera Operating Corporation



Fantasy Revue XXX w/       (S)54101612                  12/20/00                  Riviera Operating Corporation
Design
Fantasy Revue XXX w/       (S)54101613                  12/20/00                  Riviera Operating Corporation
Design
Fantasy Revue XXX w/       (S)54101614                  12/20/00                  Riviera Operating Corporation
Design
Jackpot City               (S)49400795                  12/3/99                   Riviera Operating Corporation
Jackpot Factory            (S)50200745                  2/2/00                    Riviera Operating Corporation
Jackpots Galore            (S)20200608                  2/22/94                   Riviera Operating Corporation
Loosie Slots w/Design      (S)51800804                  6/2/00                    Riviera Operating Corporation
Loosie Slots w/Design      (S)51800805                  6/2/00                    Riviera Operating Corporation
Lucky Duck w/Design        (S)54600398                  1/19/01                   Riviera Operating Corporation
Lucky Duck w/Design        (S)54600395                  1/19/01                   Riviera Operating Corporation
Lucky Duck w/Design        (S)54600396                  1/19/01                   Riviera Operating Corporation
Lucky Duck w/Design        (S)54600397                  1/19/01                   Riviera Operating Corporation
Lucky Duck Sweepstakes     (S)54600399                  1/19/01                   Riviera Operating Corporation
w/Design
Lucky Duck Sweepstakes     (S)54600400                  1/19/01                   Riviera Operating Corporation
w/Design


Lucky Duck Sweepstakes     (S)54600401                  1/19/01                   Riviera Operating Corporation
w/Design
Lucky Duck Sweepstakes     (S)54600402                  1/19/01                   Riviera Operating Corporation
w/Design
More Certified Fun         (S)60201846                  3/11/02                   Riviera Operating Corporation
w/Design
More Certified Fun         (S)60201847                  3/11/02                   Riviera Operating Corporation
w/Design
More Certified Fun         (S)60201848                  3/11/02                   Riviera Operating Corporation
w/Design
More Fun Certified                                      3/11/02                   Riviera Operating Corporation
(Stylized Lettering and
Design)
More Fun Certified                                      3/11/02                   Riviera Operating Corporation
(Stylized Lettering and
Design)
More Fun Certified                                      3/11/02                   Riviera Operating Corporation
(Stylized Lettering and
Design)
More Winners More Often    (S)29600388                  12/20/95                  Riviera Operating Corporation
Nickel Heaven              (S)40201169                  2/24/98                   Riviera Operating Corporation
Nickel Town                (S)55300442                  3/27/01                   Riviera Operating Corporation
Nickel Town                (S)40201160                  2/23/98                   Riviera Operating Corporation

Nickel Town                (S)55300443                  3/27/01                   Riviera Operating Corporation
Nickel Town w/Design       (S)55300444                  3/27/01                   Riviera Operating Corporation
No If's, And's, Or...      (R)54101579                  12/4/00                   Riviera Operating Corporation
No If's, And's, Or...      (S)54101581                  12/4/00                   Riviera Operating Corporation
Poker Paradise w/Design    (S)50200833                  2/17/00                   Riviera Operating Corporation
R                                                       2/21/96                   Riviera Operating Corporation
Design only
Rack-N-Roll                (S)58400912                  10/3/01                   Riviera Operating Corporation
Rack-N-Roll                (S)58400913                  10/3/01                   Riviera Operating Corporation
Rack-N-Roll                (S)58400914                  10/3/01                   Riviera Operating Corporation
Rack-N-Roll Players Club   (S)59700159                  1/11/02                   Riviera Operating Corporation
Rack-N-Roll Players Club   (S)59700160                  1/11/02                   Riviera Operating Corporation
Rack-N-Roll Players Club   (S)59700161                  1/11/02                   Riviera Operating Corporation
Riviera w/Design           (S)58400942                  10/12/01                  Riviera Operating Corporation
Riviera w/Design           (S)58400943                  10/12/01                  Riviera Operating Corporation
Riviera (stylized          (S)58400944                  10/12/01                  Riviera Operating Corporation
letters)

Riviera (stylized          (S)58400945                  10/12/01                  Riviera Operating Corporation
letters)
Riviera Comedy Club                                     10/19/99                  Riviera Operating Corporation
(with design)
Riviera Comedy Club Las    (S)26900572                  6/6/95                    Riviera Operating Corporation
Vegas' Original Comedy
Showcase
Riviera Comedy Club Las    (S)26900573                  6/6/95                    Riviera Operating Corporation
Vegas' Original Comedy
Showcase
Riviera Comedy Club Las                                 6/6/95                    Riviera Operating Corporation
Vegas' Original Comedy
Showcase
Rooms Available, If not,                                5/22/02                   Riviera Operating Corporation
We'll find one for you
Rooms Available, If not,                                5/22/02                   Riviera Operating Corporation
We'll find one for you
Rooms Available, If not,                                5/9/02                    Riviera Operating Corporation
We'll find one for you
Rooms Available, If not,                                5/9/02                    Riviera Operating Corporation
We'll find one for you
Slot Adventure w/Design    (S)51401607                  5/15/00                   Riviera Operating Corporation
Slot Adventure w/Design    (S)51401610                  5/15/00                   Riviera Operating Corporation

Slot Adventure w/Design    (S)51401608                  5/15/00                   Riviera Operating Corporation
Slot Frenzy                (S)50200744                  2/2/00                    Riviera Operating Corporation
Smiling Stick Character    (S)26900574                  6/6/95                    Riviera Operating Corporation
Wearing Big Glasses
(Design Only)
Smiling Stick Character    (S)26900575                  6/6/95                    Riviera Operating Corporation
Wearing Big Glasses
(Design Only)
Spin for the Gold          (S)46201074                  4/16/99                   Riviera Operating Corporation
$1,000,000 Slot
Tournament
Splash Gardens w/Design    (R)50200832                  2/17/00                   Riviera Operating Corporation
Stylized Microphone        (S)24101031                  11/13/94                  Riviera Operating Corporation
Wearing a Cap and
Sunglasses
(Design only)
Valley of Games w/Design   (S)50200831                  2/17/00                   Riviera Operating Corporation
We're Going to Make You    (S)36300525                  4/1/97                    Riviera Operating Corporation
Lucky
Win More Play Longer       (S)53301245                  10/18/00                  Riviera Operating Corporation
w/Design
World's Loosest Corner     (S)50200754                  2/8/00                    Riviera Operating Corporation
of Slots
XXXtreme Comedy w/Design   (S)50800672                  4/13/00                   Riviera Operating Corporation

XXX Fantasy Revue          (S)54101608                  12/20/00                  Riviera Operating Corporation
w/Design
XXX Fantasy Revue          (S)54101609                  12/20/00                  Riviera Operating Corporation
w/Design
XXX Fantasy Revue          (S)54101610                  12/20/00                  Riviera Operating Corporation
w/Design
You're a Guaranteed        (S)52201035                  7/19/00                   Riviera Operating Corporation
Winner
Delmonico's                (R)26391                     6/30/93                   Riviera Holdings Corporation
G and A Enterprises                                     6/30/93                   Riviera Holdings Corporation
Gambler's Spree                                         5/25/89                   Riviera Holdings Corporation
Gold Club                  (R)26395                     6/30/93                   Riviera Holdings Corporation
Kady's                     (R)26393                     6/30/93                   Riviera Holdings Corporation
Kristofer's                (R)26394                     6/30/93                   Riviera Holdings Corporation
Pull for the Gold                                       5/25/89                   Riviera Holdings Corporation
Rik Shaw                   (R)26398                     6/30/93                   Riviera Holdings Corporation
Ristorante Italiano        (R)26392                     6/30/93                   Riviera Holdings Corporation
Riviera Hotel and Casino   (R)26390                     6/30/93                   Riviera Holdings Corporation
Shogun                     (S)01085526                  1/31/90                   Riviera Holdings Corporation
The Star of Las Vegas                                   6/8/89                    Riviera Holdings Corporation
Versailles Room                                         6/30/93                   Riviera Holdings Corporation
World's Fare Buffet        (R)26397                     6/30/93                   Riviera Holdings Corporation

                               SECURITY AGREEMENT

                                   Schedule A



         Motor Vehicles and Other Equipment Subject to Certificates of Title

                                      None



                                     Schedule A-1

                                  Schedule B-1
                               SECURITY AGREEMENT

                                   Schedule B


                                     Filings


1. UCC-1 Financing Statements describing the Collateral and naming Grantor as a debtor and the Trustee as secured party to be filed with:

         (a)      the Secretary of State of the State of Colorado

         (b)      the Secretary of State of the State of Nevada

2. With respect to the interests granted in Trademark Licenses, (a) a notice filing with United States Patent and Trademark Office, and (b) UCC-1 Financing Statements describing the security interest and naming Grantor as debtor and the Trustee as secured party to be filed with (i) the Secretary of State of the State of Colorado and (ii) the Secretary of State of the State of Nevada.




                                Schedule B-1

                               SECURITY AGREEMENT

                                   Schedule C



               Executive Office; Collateral Location; Trade Names

         Executive Office:

         c/o Riviera Holdings Corporation
         2901 Las Vegas Boulevard South
         Las Vegas, Nevada 89109

         Collateral Location:
         -------------------

         Riviera Holdings Corporation
         2901 Las Vegas Boulevard South
         Las Vegas, Nevada 89109

         Riviera Black Hawk
         444 Main Street
         Black Hawk, Colorado 80422

         Trade Names:
         -----------

         Riviera Holdings Corporation
         Riviera Operating Company
         Riviera Gaming Management, Inc.
         Riviera Gaming Management of Colorado, Inc.
         Riviera Black Hawk, Inc.



                                  Schedule C-1

                               SECURITY AGREEMENT

                                   Schedule D



                   Governmental Authorities Party to Contracts


Governmental Authority      Other Parties         Contract             Date

Black Hawk Business        Isle Of Capri     Special Improvement  July 15, 1998
Improvement District,      Black Hawk LLC    District No. 1997
Gilpin County, Colorado                      Special Assessment
                                             Bonds


                                Schedule D-1

                                     ANNEX I

                                     FORM OF

                         AMENDMENT TO SECURITY AGREEMENT
                                               (ADDITIONAL GRANTOR)


                  This  Amendment  to Security  Agreement  (Additional  Grantor)
(this "Amendment"), dated as of ___________, ____, relates to the Security Agreement dated as of June 26, 2002, as amended, modified and supplemented to date (as so amended, supplemented or modified, the "Agreement") executed by RIVIERA HOLDINGS CORPORATION, a Nevada corporation ("RHC"), RIVIERA OPERATING COMPANY, a Nevada corporation ("ROC"), RIVIERA GAMING MANAGEMENT, INC., a Nevada corporation ("RGM"), RIVIERA GAMING MANAGEMENT OF COLORADO, INC., a Colorado corporation ("RGMC"), and RIVIERA BLACK HAWK, INC., a Colorado corporation ("RBH") (RHC, ROC, RGM, RGMC and RBH are each individually and collectively referred to herein as "Grantor"), in favor of THE BANK OF NEW YORK, having an office at 101 Barclay Street, Floor 8W, New York, New York, 10001, as trustee (in such capacity, together with its successors and assigns, the "Trustee"), pursuant to the Indenture referred to below. Capitalized terms used but not otherwise defined herein shall have the meanings given in the Agreement.

                  In compliance with Section 4.20 of the Indenture dated as of June ___, 2002 (as amended, supplemented or otherwise modified from time to time, the "Indenture") between Grantor and the Trustee, [NAME OF RESTRICTED SUBSIDIARY] ("Additional Grantor") and the Trustee hereby agree as follows:

                  1. Amendment. The Agreement is hereby amended to add as a party, and more specifically, as a Grantor thereunder, Additional Grantor.

                  2. Representations and Warranties. Additional Grantor represents and warrants to the Trustee and each other Secured Party that each of the representations and warranties of Grantor contained in the Agreement is hereby made by Additional Grantor on and as of the date hereof and is true and correct as to Additional Grantor.

                  3. Grant of Security Interest. Additional Grantor hereby grants, pledges, assigns and transfers to the Trustee, for the Trustee's individual benefit and the ratable benefit of the Holders, as security for the prompt and complete payment and performance when due (whether at stated maturity, upon redemption or required repurchase, by acceleration or otherwise) of all the Obligations of Additional Grantor, a continuing first priority perfected security interest (subject to Permitted Liens) in and lien on all of the right, title and interest of Additional Grantor in, to and under all types and items of property of Additional Grantor within the definition of Collateral (as defined in the Agreement), in each case wherever located, whether now owned or at any time hereafter acquired by Additional Grantor, whether now existing or hereafter coming into existence, or in which Additional Grantor now has or at any time in the future may acquire any right, title or interest.

                                 Annex I-1

                  4. Schedule Supplements. Additional Grantor has attached hereto supplements to Schedules A through D to the Agreement, and Additional Grantor hereby represents and warrants that such supplements have been prepared by Additional Grantor in substantially the form of the Schedules to the Agreement and are true, accurate and complete as of the date first above written.

                  5. Assumption of Rights, Obligations and Liabilities. Additional Grantor assumes all of the rights, obligations and liabilities of a Grantor under the Agreement and agrees to be bound thereby as if Additional Grantor were an original party to the Agreement. Without limiting the generality of the foregoing, Additional Grantor waives notice of the creation, advance, increase, existence, extension, or renewal of, or of any indulgence with respect to, the Obligations; waives presentment, demand, notice of dishonor, and protest; waives notice of the amount of the Obligations outstanding at any time, notice of any change in financial condition of Grantor, notice of any default or Event of Default, and all other notices respecting the Obligations (except for any such notices that are required to be given to Additional Grantor pursuant to the other provisions of this Agreement or the provisions of the Notes, the Indenture or any other Transaction Document); and agrees that maturity of the Obligations and any part thereof may be accelerated, extended, or renewed one or more times by the Holders, in its or their discretion, without notice to Additional Grantor.

                  6. Effectiveness. This Amendment shall become effective on the date hereof upon the execution hereof by Additional Grantor and the Trustee and delivery hereof to the Trustee.

                  7. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIMS OR DISPUTES RELATING THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT LAWS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION AND ENFORCEMENT OF THE SECURITY INTERESTS HEREUNDER IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION.




                                 Annex I-2

                  IN WITNESS WHEREOF, Additional Grantor and the Trustee have caused this Amendment to Security Agreement (Additional Grantor) to be duly executed and delivered as of the date first written above.

                                [ADDITIONAL GRANTOR]


                                By:
                                -----------------------------------------------
                                Name:
                                Title:

                                Address for Notice:



                                Attn:
                                ----------------------------------------------
                                Telephone:
                                -----------------------------------------
                                Telecopy:
                                ------------------------------------------


                                THE BANK OF NEW YORK, as Trustee


                                By:
                                -----------------------------------------------
                                Name:
                                Title:




                                 Annex I-3